                                                                    EXHIBIT 10.1


                                                                        EXECUTED
                                                                        --------

================================================================================


                               CREDIT AGREEMENT

                        dated as of September 24, 1993

                         as Amended and Restated as of

                               November 5, 1997

                                     among

                       ELGIN NATIONAL INDUSTRIES, INC.,

                        VARIOUS FINANCIAL INSTITUTIONS,


                                      and


                        BANK OF AMERICA NATIONAL TRUST

                           AND SAVINGS ASSOCIATION,

                           individually and as Agent


================================================================================

                               TABLE OF CONTENTS

                                                                                      Page
SECTION 1  DEFINITIONS............................................................      2

SECTION 2  COMMITMENTS OF THE BANKS; TYPES OF LOANS; LETTER OF CREDIT,
   BORROWING PROCEDURES...........................................................     23
  2.1  Commitments................................................................     23
  2.2  Various Types of Loans.....................................................     24
  2.3  Borrowing Procedures.......................................................     24
  2.4  Procedures for Conversion of Type of Loan..................................     25
  2.5  Letter of Credit Procedures................................................     25
  2.6  Participations in Letters of Credit........................................     25
  2.7  Reimbursement Obligations..................................................     26
  2.8  Limitation on BofA's Obligations...........................................     26
  2.9  Funding by Banks to BofA...................................................     26
  2.10  Warranty..................................................................     27
  2.11  Conditions................................................................     27
  2.12  Commitments Several.......................................................     27

SECTION 3  NOTES EVIDENCING LOANS.................................................     28
  3.1  Notes......................................................................     28
  3.2  Recordkeeping..............................................................     28

SECTION 4  INTEREST...............................................................     28
  4.1  Interest Rates.............................................................     28
  4.2  Interest Payment Dates.....................................................     29
  4.3  Interest Periods...........................................................     29
  4.4  Setting and Notice of Eurodollar Rates.....................................     29
  4.5  Computation of Interest....................................................     30

SECTION 5  FEES...................................................................     30
  5.1  Upfront Fee................................................................     30
  5.2  Non-Use Fee................................................................     30
  5.3  Letter of Credit Fees......................................................     30
  5.4  Additional Fees............................................................     31

SECTION 6  REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENTS; PREPAYMENTS.....     31
  6.1  Voluntary Reduction or Termination.........................................     31
  6.2  Prepayments................................................................     31

SECTION 7  MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES........................     32
  7.1  Making of Payments.........................................................     32
  7.2  Application of Certain Payments............................................     32
  7.3  Due Date Extension.........................................................     33
  7.4  Setoff.....................................................................     33
  7.5  Proration of Payments......................................................     33
  7.6  Net Payments; Tax Exemptions...............................................     33

                                                                                      Page
                                                                                      ----
SECTION 8  INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR LOANS..............       34
  8.1  Increased Costs...........................................................       34
  8.2  Basis for Determining Interest Rate Inadequate or Unfair..................       36
  8.3  Changes in Law Rendering Eurodollar Loans Unlawful........................       37
  8.4  Funding Losses............................................................       37
  8.5  Right of Banks to Fund through Other Offices..............................       37
  8.6  Discretion of Banks as to Manner of Funding...............................       38
  8.7  Mitigation of Circumstances; Replacement of Affected Bank.................       38
  8.8  Conclusiveness of Statements; Survival of Provisions......................       39

SECTION 9  WARRANTIES............................................................       39
  9.1  Organization, etc.........................................................       39
  9.2  Authorization; No Conflict................................................       39
  9.3  Validity and Binding Nature...............................................       40
  9.4  Financial Information.....................................................       40
  9.5  No Material Adverse Change................................................       41
  9.6  Litigation and Contingent Liabilities.....................................       41
  9.7  Ownership of Properties; Liens............................................       41
  9.8  Subsidiaries..............................................................       41
  9.9  Pension and Welfare Plans.................................................       41
  9.10  Investment Company Act...................................................       42
  9.11  Public Utility Holding Company Act.......................................       42
  9.12  Regulation U.............................................................       42
  9.13  Taxes....................................................................       42
  9.14  Solvency, etc............................................................       42
  9.15  Insurance................................................................       42
  9.16  Contracts; Labor Matters.................................................       43
  9.17  Environmental and Safety and Health Matters..............................       43
  9.18  Recapitalization.........................................................       44
  9.19  Real Property............................................................       45
  9.20  Information..............................................................       45
  9.21  Proceeds.................................................................       45

SECTION 10  COVENANTS............................................................       45
  10.1  Reports, Certificates and Other Information..............................       45
               10.1.1  Annual Report.............................................       45
               10.1.2  Monthly Reports...........................................       46
               10.1.3  Certificates..............................................       46
               10.1.4  Reports to SEC and to Shareholders........................       47
               10.1.5  Notice of Default, Litigation and ERISA Matters...........       47
               10.1.6  Subsidiaries..............................................       48
               10.1.7  Management Reports........................................       48
               10.1.8  Insurance Information.....................................       48
               10.1.9  Other Information.........................................       48
  10.2  Books, Records and Inspections...........................................       48
  10.3  Insurance................................................................       49

  10.4  Compliance with Laws; Maintenance of Property; Payment of Taxes
          and Liabilities.......................................................       49
  10.5  Maintenance of Existence, etc...........................................       50
  10.6  Financial Covenants.....................................................       50
               10.6.1  Funded Debt to Cash Flow Ratio...........................       50
               10.6.2  Interest Coverage Ratio..................................       50
               10.6.3  Fixed Charge Coverage Ratio..............................       50
               10.6.4  Underbillings Ratio......................................       51
  10.7  Limitations on Debt.....................................................       51
  10.8  Liens...................................................................       51
  10.9  Capital Expenditures....................................................       52
  10.10  Dividends, etc.........................................................       53
  10.11  Investments............................................................       53
  10.12  Mergers, Consolidations, Sales.........................................       54
  10.13  [Reserved].............................................................       55
  10.14  Use of Proceeds........................................................       55
  10.15  Transactions with Affiliates...........................................       55
  10.16  Employee Benefit Plans.................................................       55
  10.17  Environmental Covenants................................................       56
               10.17.1  Environmental Response Obligation.......................       56
               10.17.2  Environmental Liabilities...............................       56
               10.17.3  Environmental Assessments...............................       56
  10.18  Unconditional Purchase Obligations.....................................       57
  10.19  Inconsistent Agreements................................................       57
  10.20  Further Assurances.....................................................       57
  10.21  Amendments to Certain Documents........................................       57
  10.22  Intentionally deleted..................................................       58
  10.23  Capital Leases.........................................................       58
  10.24  Operating Leases.......................................................       58
  10.25  Underbillings..........................................................       58
  10.26  Conduct of Business....................................................       58
  10.27  Third Party Lien Restrictions..........................................       58
  10.28  Payments on Senior Notes...............................................       58
  10.29  Collateral.............................................................       58
  10.30  Subsidiaries...........................................................       59
  10.31  Non-Significant Subsidiaries...........................................       59

SECTION 11  CONDITIONS TO EFFECTIVENESS OF RESTATED AGREEMENT, ETC..............       59
  11.1  Documentary Conditions to Effectiveness.................................       59
               11.1.1  Notes....................................................       60
               11.1.2  Resolutions..............................................       60
               11.1.3  Consents, etc............................................       60
               11.1.4  Incumbency and Signature Certificates....................       60
               11.1.5  Guaranty.................................................       60
               11.1.6  Security Agreement, etc..................................       60
               11.1.7  Pledge Agreements........................................       61
               11.1.8  Assumption and Affirmation...............................       61
               11.1.9  Recapitalization Documents...............................       61
               11.1.10  Good Standing Certificates..............................       61

               11.1.11  Solvency Certificate.......................................    61
               11.1.12  Opinions of Counsel for the Company and the Guarantors.....    61
               11.1.13  Other Legal Opinions.......................................    61
               11.1.14  [Reserved].................................................    61
               11.1.15  Insurance..................................................    61
               11.1.16  Other......................................................    62
  11.2  Additional Conditions to Effectiveness.....................................    62
               11.2.1  Debt to be Repaid, etc......................................    62
               11.2.2  Fees........................................................    62
               11.2.3  Recapitalization............................................    62
  11.3  Additional Conditions to All Loans and Letters of Credit...................    62
               11.3.1  No Default, etc.............................................    62
               11.3.2  Confirmatory Certificate....................................    63
  11.4  Release....................................................................    63

SECTION 12  EVENTS OF DEFAULT AND THEIR EFFECT.....................................    63
  12.1  Events of Default..........................................................    63
               12.1.1  Non-Payment of the Loans, etc...............................    63
               12.1.2  Default under Other Debt....................................    63
               12.1.3  Other Material Obligations..................................    64
               12.1.4  Bankruptcy, Insolvency, etc.................................    64
               12.1.5  Non-Compliance with Provisions of This Agreement............    64
               12.1.6  Warranties..................................................    64
               12.1.7  Pension Plans...............................................    65
               12.1.8  Judgments...................................................    65
               12.1.9  Invalidity of Guaranty, etc.................................    65
               12.1.10  Invalidity of Collateral Documents, etc....................    65
               12.1.11  Change in Control..........................................    65
               12.1.12  Bonding Arrangements.......................................    66
               12.1.13  Material Adverse Change....................................    66
               12.1.14  Default under Recapitalization Documents...................    66
  12.2  Effect of Event of Default.................................................    66

SECTION 13  THE AGENT..............................................................    67
  13.1  Appointment and Authorization; "Agent".....................................    67
  13.2  Delegation of Duties.......................................................    68
  13.3  Liability of Agent.........................................................    68
  13.4  Reliance by Agent..........................................................    68
  13.5  Funding Reliance...........................................................    69
  13.6  Notice of Default..........................................................    70
  13.7  Credit Decision............................................................    70
  13.8  Indemnification of Agent...................................................    71
  13.9  Agent in Individual Capacity...............................................    71
  13.10  Collateral Matters........................................................    71
  13.11  Successor Agent...........................................................    72
  13.12  Withholding Tax...........................................................    72

SECTION 14  GENERAL...............................................................      74
  14.1  Waiver; Amendments........................................................      74
  14.2  Confirmations.............................................................      75
  14.3  Notices...................................................................      75
  14.4  Computations..............................................................      75
  14.5  Regulation U..............................................................      76
  14.6  Costs, Expenses and Taxes.................................................      76
  14.7  Subsidiary References.....................................................      76
  14.8  Captions..................................................................      76
  14.9  Assignments; Participations...............................................      76
               14.9.1  Assignments................................................      76
               14.9.2  Participations.............................................      78
  14.10  Governing Law............................................................      79
  14.11  Counterparts.............................................................      79
  14.12  Successors and Assigns...................................................      79
  14.13  Indemnification by the Company...........................................      79
  14.14  Confidentiality..........................................................      80
  14.15  Forum Selection and Consent to Jurisdiction..............................      81
  14.16  Waiver of Jury Trial.....................................................      81
  14.17  Reaffirmation, Restatement and Waivers...................................      81
  14.18  BofA as Agent............................................................      82

                                   EXHIBITS
                                   --------


     EXHIBIT A       Form of Note
     EXHIBIT B       Form of Compliance Certificate
     EXHIBIT C       Form of Guaranty
     EXHIBIT D       Form of Security Agreement
     EXHIBIT E-1     Form of Company Pledge Agreement
     EXHIBIT E-2     Form of Subsidiary Pledge Agreement
     EXHIBIT F       Form of Opinion of Mayer, Brown & Platt
     EXHIBIT G       Form of Assignment Agreement
     EXHIBIT H       Form of Bailee's Consent
     EXHIBIT I       Form of Landlord's Consent
     EXHIBIT J       [Reserved]
     EXHIBIT K       Form of Solvency Certificate
     EXHIBIT L       Form of Warehousemen's Consent
     EXHIBIT M       Form of Borrowing Base Certificate
     EXHIBIT N       Form of Assumption
     EXHIBIT O       Form of Affirmation of Collateral Documents


                                   SCHEDULES
                                   ---------

     SCHEDULE 1(a)   Commitments and Percentages
     SCHEDULE 1(b)   Existing Collateral Documents
     SCHEDULE 1(c)   Existing Letters of Credit
     SCHEDULE 9.6    Litigation and Contingent Liabilities
     SCHEDULE 9.8    Subsidiaries
     SCHEDULE 9.9    Welfare Plans
     SCHEDULE 9.15   Insurance
     SCHEDULE 9.16   Contracts; Labor Matters
     SCHEDULE 9.17   Environmental and Safety and Health Matters
     SCHEDULE 10.7   Debt
     SCHEDULE 10.8   Liens
     SCHEDULE 10.11  Investments
     SCHEDULE 10.26  Businesses

                               CREDIT AGREEMENT
                               ----------------


     This CREDIT AGREEMENT, dated as of September 24, 1993 as hereby amended and restated as of November 5, 1997 (as amended or otherwise modified from time to time, this "Agreement"), is entered into among ELGIN NATIONAL INDUSTRIES, INC., a Delaware corporation ("ENI"), the undersigned financial institutions (together with their respective successors and assigns, collectively the "Banks" and individually each a "Bank"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (in its individual capacity, "BofA"), as agent for the Banks. Capitalized terms are used as defined in Section 1 below.

                                R E C I T A L S
                                ---------------

     WHEREAS, ENI is a party to a Credit Agreement dated as of September 24, 1993, among the Company, the Banks and BofA (as heretofore amended or modified, the "Existing Credit Agreement") pursuant to which the Banks have made the existing Loans and/or BofA has issued the Existing Letters of Credit; and

     WHEREAS, the Company warrants that no loans (other than Existing Revolving Loans) are outstanding under the Existing Credit Agreement;

     WHEREAS, ENI and the Parent desire to effect a recapitalization ("Recapitalization") as follows: (i) pursuant to the Offering Memorandum and the Indenture, ENI will issue $85,000,000 in principal amount of Senior Notes,
(ii) concurrently with the issuance of the Senior Notes, ENI will redeem all $20,000,000 in principal amount of Debt issued under the Subordinated Note Agreement, together with accrued and unpaid interest and prepayment fees and make a dividend of approximately $56,000,000 to the Parent, (iii) concurrently with the receipt of such dividend, the Parent shall, pursuant to the Repurchase Agreement, repurchase from the Selling Shareholders, certain equity interests in the Parent (representing approximately 68% of the total outstanding common stock, warrants, and preferred stock of the Parent), (iv) immediately after such repurchase and redemption, ENI will merge into the Parent, with the Parent being the surviving entity, assuming all obligations and liabilities of ENI, and changing its name to "Elgin National Industries, Inc." and (v) following such Merger, the Company (as successor by merger with ENI) will hold approximately $5,203,000 of Management Notes. As a result of the Recapitalization, Principals will own all of the issued and outstanding capital stock of the Company; and

     WHEREAS, the Company, the Banks and BofA now desire to amend and restate the Existing Credit Agreement in certain respects so as to, among other things,
(i) revise the commitment of the Banks
and various terms relating thereto, (ii) permit the Recapitalization, (iii) and make certain other changes to the Existing Credit Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that as of the Restatement Effective Date, the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

     SECTION 1 DEFINITIONS. When used herein the following terms shall have the following meaning (such definitions to be applicable to both the singular and plural forms of such terms):

     Accounts means, with respect to any Person, any right of such Person to
     --------
payment for goods sold or leased or for services rendered, whether or not evidenced by an instrument or chattel paper and whether or not yet earned by performance.

     Account Debtor means any Person who is obligated to the Company or any
     --------------
Guarantor under, with respect to, or on account of an Account Receivable.

     Accounts Receivable has the meaning assigned thereto in the Security
     -------------------
Agreement.

     Affected Bank means any Bank that has given notice to the Company (which
     -------------
has not been rescinded) of (i) any obligation by the Company to pay any amount pursuant to Section 7.6 or 8.1 or (ii) the occurrence of any circumstances of
            -----------    ---
the nature described in Section 8.2 or 8.3.
                        -----------    ---

     Affected Loan - see Section 8.3.
     -------------       -----------

     Affiliate of any Person means any other Person which, directly or
     ---------
indirectly, controls or is controlled by or is under common control with such Person.

     Affirmation of Collateral Documents means the Affirmation of Collateral
     -----------------------------------
Documents in the form of Exhibit O.

     Agent means BofA in its capacity as agent for the Banks hereunder and any
     -----
successor thereto in such capacity.

     Agent-Related Persons means BofA and any successor agent arising under
     ---------------------
Section 13.11 and any successor letter of credit issuing bank hereunder, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     Agreement - see the Preamble.
     ---------           --------

     Alternate Reference Rate means at any time the greater of (a) the Federal
     ------------------------
Funds Rate plus 1/2 of 1% and (b) the rate per annum then most recently announced by BofA as its reference rate at Chicago, Illinois.

     Assignee - see Section 14.9.1.
     --------       --------------

     Assumption means the assumption by the Parent of all obligations and
     ----------
liabilities of ENI pursuant to the Recapitalization Merger such assumption to be in the form of Exhibit N.

     Assignment Agreement - see Section 14.9.1.
     --------------------       --------------

     Available Commitment means the amount by which the Revolving Commitment
     --------------------
exceeds the sum of the principal amount of all outstanding Revolving Loans plus the Stated Amount of all outstanding Letters of Credit.

     BofA means Bank of America National Trust and Savings Association (f/k/a
     ----
Bank of America Illinois), in its individual or agency capacity, as the case may be.

     Bailee's Consent means a document substantially in the form of Exhibit M,
     ----------------                                               ---------
with appropriate insertions, or such other form as shall be acceptable to the Required Banks.

     Bank - see the Preamble.
     ----           --------

     Bank Parties means Agent-Related Persons, and each Bank and each of its
     ------------
respective officers, directors, employees, counsel, agents and attorneys-in-fact.

     Borrowing Base means the sum of (a) 85% (or 50% in the case of Accounts
     --------------
owed to any member of the Engineering and Construction Group) of the face amount (less (x) any portion thereof which represents unpaid sales tax and (y) the credit memo reserve and, to the extent not included in the credit memo reserve, the maximum discounts, credits and allowances which may be taken by or have been granted to Account Debtors in connection therewith) of all Eligible Accounts, plus (b) the lesser of (i) 60% of all Eligible Inventory, valued at the lesser of market or FIFO cost, and (ii) the amount determined pursuant to clause (a) of
                                                                   ----------
this definition, less (c) the aggregate amount of Secured Third Party Letters of Credit; provided, however, that not more than 25% of the total Borrowing Base
        --------  -------
shall be attributable to Eligible Accounts owed to any member of the Engineering and Construction Group.

     Borrowing Base Certificate - see Section 10.1.3.
     --------------------------       --------------

     Business Day means any day on which commercial banks are open for
     ------------
commercial banking business in Chicago and New York and, in the case of a Business Day which relates to a Eurodollar Loan, on which dealings are carried on in the interbank eurodollar market.

     Capital Expenditures means all expenditures which, in accordance with
     --------------------
generally accepted accounting principles, would be required to be capitalized and shown on the consolidated balance sheet of the Company, but excluding (excluding building expansions undertaken by Mining Controls, Inc., Clinch River Corporation, Ohio Rod Products Company, Tabor Machine Company and Norris Screen and Manufacturing, Inc. not to exceed, in the aggregate, $3,500,000 in Fiscal Year 1998 and $3,500,000 in Fiscal Year 1999 for all such expansions) expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

     Capital Lease means, with respect to any Person, any lease of (or other
     -------------
agreement conveying the right to use) any real or personal property by such Person which, in conformity with generally accepted accounting principles, is accounted for as a capital lease on the balance sheet of such Person.

     Cash Equivalent Investment means, at any time:
     --------------------------

          (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government;

          (b) commercial paper, maturing not more than one year from the date of issue, which is issued by

               (i) a corporation (except an Affiliate of the Company) organized under the laws of any State of the United States of America or of the District of Columbia and rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., at the time of investment, or

               (ii)  any Bank (or its holding company);

          (c) any certificate of deposit or bankers' acceptance or eurodollar time deposit, maturing not more than one year after the date of issue, which is issued by either

               (i) a financial institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

               (ii)  any Bank; or

          (d)  any repurchase agreement with a term of one year or less which

               (i)   is entered into with

                        (A)  any Bank, or

                        (B) any other commercial banking institution of the stature referred to in clause (c)(i),
                                      -------------

               (ii) is secured by a fully perfected Lien in any obligation of the type described in any of clauses (a) through (c), and
                                       -----------         ---

               (iii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Bank (or other commercial banking institution) thereunder;

          (e) investments in money market funds that invest solely in Cash Equivalent Investments described in clauses (a) through (d); or
                                         -----------         ---

          (f) investments in short-term asset management accounts offered by any Bank for the purpose of investing in loans to any corporation (other than an Affiliate of the Company) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc.

     Collateral Document means each of the Security Agreement, each Pledge
     -------------------
Agreement, the Affirmation of Collateral Documents, and any other document required to be furnished pursuant to Section 10.20 or 10.29.
                                     -------------    -----

     Commitment means, as to any Bank, such Bank's Revolving Commitment.
     ----------

     Company means (i) prior to the Recapitalization Merger, ENI, and (ii) after
     -------
the Recapitalization Merger, the Parent as survivor of the Recapitalization Merger.

     Company Pledge Agreement - see Section 11.1.7.
     ------------------------       --------------

     Computation Period means any period of four consecutive Fiscal Quarters
     ------------------
ending on or after September 30, 1997.

     Consolidated Net Income means, with respect to the Company and its
     -----------------------
Subsidiaries for any Computation Period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period; provided that there shall
                                                     --------
be excluded therefrom the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary.

     Contingent Liability means any agreement, undertaking or arrangement by
     --------------------
which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

     Credit Party means each of the Company, ENI, the Parent, the Guarantor and
     ------------
each Subsidiary of the Company, the Parent or the Guarantor which is a signatory to any Loan Document or Recapitalization Document.

     Debt of any Person means, without duplication, (a) all indebtedness of such
     ----
Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been recorded as liabilities on a balance sheet of such Person, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than current accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness or the fair market value of all property of such Person securing such indebtedness), (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person (including, without limitation, the Letters of Credit), (f) liabilities of such Person in respect of Hedging Agreements, and (g) all Contingent Liabilities of such Person.

     Debt to be Repaid means (i) all Debt issued under the Subordinated Note
     -----------------
Agreement, and (ii) all other Debt listed on Schedule 10.7 under the heading
                                             -------------
"Debt to be Repaid."

     Dollar and the sign "$" mean lawful money of the United States of America.
     ------               -

     Domestic as to any Subsidiary means a Subsidiary which is created or
     -----------------------------
organized under the laws of one of the United States of America or its territories; and "United States" means the United States of America (including the states and the District of Columbia).

     Eligible Accounts means an Account owing to the Company or any Domestic
     -----------------
Guarantor which meets the following requirements:

          (1) it arises from either (a) the performance of services by the Company or the applicable Guarantor, which services have been fully performed and, if applicable, acknowledged and/or accepted by the Account Debtor with respect thereto; or (b) the sale or lease of goods by the Company or the applicable Guarantor; and if it arises from the sale or lease of goods, (i) such goods comply with such Account Debtor's specifications (if any) and have been shipped to, or delivered to and accepted by, such Account Debtor, and (ii) the Company or such Guarantor has possession of, or if requested by the Agent has delivered to the Agent, shipping and delivery receipts evidencing such shipment, delivery and acceptance;

          (2) it is evidenced by an invoice rendered to the Account Debtor with respect thereto which is dated not earlier than the date of shipment or performance;

          (3) it (a) is subject to a first and prior perfected Lien in favor of the Agent and (b) is not subject to any other assignment, claim or Lien other than Liens consented to by the Required Banks;

          (4) it is a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto, and is not subject to setoff, counterclaim, credit, allowance, discount (except any credit, allowance or discount which has been deducted in computing the net amount of the applicable invoice as shown in the original schedule or Borrowing Base Certificate furnished to the Banks identifying or including such Account) or adjustment by the Account Debtor with respect thereto, or to any claim by such Account Debtor denying liability thereunder in whole or in part, and such Account Debtor has not refused to accept any of the goods or services which are the subject of such Account or offered or attempted to return any of such goods;

          (5) neither the Company nor the applicable Guarantor has knowledge of any bankruptcy, insolvency or similar proceeding by or against the Account Debtor with respect thereto or of any other proceeding or action which is threatened or pending against such Account Debtor or to which such Account Debtor is a party which is likely to result in any material adverse change in such Account Debtor's financial condition or in its ability to pay any Account in full when due;

          (6) it does not arise out of a contract or order which, by its terms, forbids, restricts or makes void or unenforceable the assignment by the Company or the applicable Guarantor to the Agent of the Account arising with respect thereto;

          (7) the Account Debtor with respect thereto is not an Affiliate of the Company or the applicable Guarantor or a director, officer, employee or agent of the any such entity;

          (8) the Account Debtor with respect thereto is a resident or citizen of, and is located within, the United States of America, unless the sale of goods giving rise to such Account is on letter of credit, banker's acceptance or other credit support terms satisfactory to the Required Banks;

          (9) it is not an Account arising from a "sale on approval," "sale or return" or "consignment," or subject to any other repurchase or return agreement;

          (10) it is not an Account with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by the Company or any Subsidiary (or by any agent or custodian of the Company or any Subsidiary) for the account of or subject to further and/or future direction from the Account Debtor with respect thereto;

          (11) the Account Debtor with respect thereto is not located in the State of Indiana, New Jersey or Minnesota, provided, however, that such restriction shall not apply if (a) the Company or the applicable Guarantor has filed and has effective a current Notice of Business Activities Report with the appropriate office or agency of the State of Indiana, New Jersey or Minnesota, as applicable, for the then current year, or (b) the Company or the applicable Guarantor is exempt from the filing of such Report and has provided the Agent with satisfactory evidence thereof, provided that no Account shall be ineligible solely due to this clause (11) until 60 days
                                                    -----------
     after the Original Effective Date;

          (12) it arises in the ordinary course of the Company's or the applicable Guarantor's business and does not arise out of a project which has been bonded by any bonding company or other surety;

          (13) if the Account Debtor is the United States of America or any department, agency or instrumentality thereof, the Company or the applicable Guarantor has assigned its right to payment of such Account to the Agent pursuant to the Assignment of Claims Act of 1940, as amended;

          (14) if the Required Banks in their sole and absolute discretion have established (by not less than five Business Days' notice to the Company) a credit limit for an Account Debtor, the aggregate dollar amount of Accounts due from such Account Debtor, including such Account, does not exceed such credit limit;

          (15) if the Account is evidenced by chattel paper or an instrument,
     (a) only payments then due and payable under such chattel paper or instrument shall be included as an Eligible Account and (b) the originals of such chattel paper or instrument shall have been endorsed and/or assigned and delivered to the Agent in a manner satisfactory to the Agent;

          (16) the Account Debtor with respect thereto is not a supplier to or creditor of the Company or the applicable

     Guarantor unless it has signed a letter satisfactory to the Agent waiving its rights of offset;

          (17) such Account is not more than (a) 60 days past the due date thereof or (b) 90 days past the original invoice date thereof, in each case according to the original terms of sale; and

          (18) not more than 25% of the amount of all Accounts owing by such Debtor to the Company and the Guarantors remains unpaid 90 days past the original invoice date thereof according to the original terms of sale.

An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account. Further, with respect to any Account, if the Required Banks at any time hereafter determine in their reasonable (from the perspective of a prudent lender administering credit facilities of a similar type extended to borrowers of comparable credit quality) discretion that the prospect of payment or performance by the Account Debtor with respect thereto is or will be materially impaired for any reason whatsoever, notwithstanding anything to the contrary contained above, such Account shall cease to be an Eligible Account five Business Days after notice of such determination is given to the Company.

     Eligible Inventory means Inventory which meets the following requirements:
     ------------------

          (1) it (a) is subject to a first and prior perfected Lien in favor of the Agent and (b) is not subject to any assignment, claim or Lien other than Liens consented to by the Required Banks;

          (2) if held for sale or lease or furnishing under contracts of service, it is (except as the Required Banks may otherwise consent in writing) new, unused and in first-class condition;

          (3) except as provided in clause (4) below or as the Required Banks
                                    ----------
     may otherwise consent, it is in the possession and control of the Company or the applicable Guarantor; provided, however, that if it is stored on
                                  --------  -------
     premises leased by the Company or such Guarantor, the Agent is in possession of a Landlord's Consent duly executed by the owner of such premises; provided, further, that no Inventory stored on leased premises
               --------  -------
     shall be ineligible solely due to the failure of the Agent to have a Landlord's Consent with respect to such premises until 60 days after the Original Effective Date so long as no default exists under the lease for such leased premises;

          (4) if it is in the possession or control of a bailee, warehouseman, processor or other Person other than the Company or the applicable Guarantor, the Agent is in possession of a Bailee's Consent, Warehousemen's Consent and/or such other agreements, instruments and documents as the Agent may require, including but not limited to warehouse receipts in the Agent's name covering such Inventory, provided that no Inventory shall be ineligible solely due to this clause (4) until 60 days after the Original
                                   ----------
     Effective Date;

          (5) it is not Inventory which is dedicated to, identifiable with, or is otherwise specifically to be used in the manufacture of, goods which are to be sold or leased to the United States of America or any department, agency or instrumentality thereof, and in respect of which Inventory the Company or the applicable Guarantor shall have received any progress or other advance payment which is or may be credited against any Account generated upon the sale or lease of any such goods;

          (6) it is not Inventory produced in violation of the Fair Labor Standards Act and subject to the "hot goods" provisions contained in Title 29 U.S.C. (S)215 or any successor statute or section;

          (7) it is not Inventory bearing a servicemark, trademark or name of any Person other than the Company or the applicable Guarantor, or with respect to which the use by the Company or the applicable Guarantor or the manufacture or sale thereof by the Company or the applicable Guarantor is subject to any licensing, patent, royalty, trademark, tradename or copyright agreement with any other Person, and such Inventory is not subject to any agreement which would restrict the Agent's ability to sell or otherwise dispose of such Inventory;

          (8) it is not (i) packaging or shipping materials, (ii) goods used in connection with maintenance or repair of the Company's or the applicable Guarantor's business, properties or assets, (iii) work in process, (iv) raw material castings or (v) general supplies;

          (9) it is located in the United States of America;

          (10) it is not held for sale at a "close-out" or otherwise offered generally at a discount as part of a discontinued line;

          (11) the Required Banks shall not have determined (which determination shall be effective only upon five Business Days' notice to the Company) in their sole and absolute discretion (which discretion shall not be exercised in a manner which is arbitrary or capricious) that it is unacceptable due to age, type, category, quality and/or quantity.

Inventory of the Company or any Guarantor which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory.

     ENI - see Preamble.
     ---

     Engineering and Construction Group means Roberts & Schaefer, a Delaware
     ----------------------------------
corporation, Soros Associates, Inc. a Delaware corporation, and TransService, Inc., a Delaware corporation.

     Environmental Laws means the Resource Conservation and Recovery Act, the
     ------------------
Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, and any other applicable federal, state or local statute, law, ordinance, code, rule, regulation, order, decree or other requirement regulating, relating to, or imposing liability or standards of conduct (including, but not limited to, permit requirements and emission or effluent restrictions) concerning any Hazardous Materials, as now or at any time hereafter in effect.

     ERISA means the Employee Retirement Income Security Act of 1974, as
     -----
amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     Eurocurrency Reserve Percentage means, with respect to any Eurodollar Loan
     -------------------------------
for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentage in effect on each day of such Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the aggregate maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other then applicable regulation of such Board of Governors which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

     Eurodollar Loan means any Loan which bears interest at a rate determined by
     ---------------
reference to the Eurodollar Rate (Reserve Adjusted).

     Eurodollar Office means with respect to any Bank the office or offices of
     -----------------
such Bank which shall be making or maintaining the Eurodollar Loans of such Bank hereunder or such other office or offices through which such Bank determines its Eurodollar Rate. A Eurodollar Office of any Bank may be, at the option of such Bank, either a domestic or foreign office.

     Eurodollar Rate means, with respect to any Eurodollar Loan for any Interest
     ---------------
Period, the rate per annum at which Dollar deposits in immediately available funds are offered to the Eurodollar Office of BofA two Business Days prior to the beginning of such Interest Period by major banks in the interbank eurodollar market as at or about 10:00 A.M., Chicago time, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal or comparable to the amount of the Eurodollar Loan of BofA for such Interest Period.

     Eurodollar Rate (Reserve Adjusted) means, with respect to any Eurodollar
     ----------------------------------
Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

            Eurodollar Rate     =      Eurodollar Rate
                                       ---------------
          (Reserve Adjusted)           1-Eurocurrency
                                       Reserve Percentage

     Event of Default means any of the events described in Section 12.1.
     ----------------                                      ------------

     Existing Collateral Documents means the documents listed in Schedule 1(b).
     -----------------------------

     Existing Credit Agreement - see Recitals.
     -------------------------

     Existing Letters of Credit means the letters of credit issued by BofA under
     --------------------------
the Existing Credit Agreement prior to the Restatement Effective Date and listed on Schedule 1(c).

     Existing Revolving Loans means, Revolving Loans made under the Existing
     ------------------------
Credit Agreement prior to the Restatement Effective Date.

     Existing Revolving Notes means the Notes issues under the Existing Credit
     ------------------------
Agreement prior to the Restatement Effective Date.

     Federal Funds Rate means, for any day, the rate set forth in the daily
     ------------------
statistical release designated as the Composite 3:30 P.M. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, the "Composite 3:30 P.M. Quotations") for such day under the caption "Federal Funds Effective Rate". If such rate is not published in the Composite 3:30 P.M. Quotations for any Business Day, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 A.M., New York City time, on such day by each of three leading brokers of Federal funds transactions in New York City, selected by the Agent. The rate for any day which is not a Business Day shall be the rate for the immediately preceding Business Day.

     Fiscal Quarter means a fiscal quarter of a Fiscal Year.
     --------------

     Fiscal Year means the fiscal year of the Company and its Restricted
     -----------
Subsidiaries, which period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 1997") refer to the Fiscal Year ending on December 31 of such calendar year.

     Fixed Charge Coverage Ratio means, for any Computation Period, the ratio of
     ---------------------------

          (a) the sum, without duplication, of

               (i)    Consolidated Net Income for such Computation Period,

          plus
          ----

               (ii)   Interest Expense for such Computation Period,

          plus
          ----

               (iii) all depreciation and amortization of assets (including goodwill and other intangible assets) of the Company and its Subsidiaries deducted in determining Consolidated Net Income for such Computation Period, plus
          ----

               (iv) all federal, state, local and foreign income taxes (whether paid or deferred) of the Company and its Subsidiaries deducted in determining Consolidated Net Income for such Computation Period, minus
          -----

               (v) all federal, state, local and foreign income taxes paid by the Company and Subsidiaries during such Computation Period;

     to
     --

          (b) the sum, without duplication, of

               (i) repayments of principal of the Senior Notes made during such Computation Period (excluding Senior Notes permitted to be held by the Company for its own account pursuant to Section 10.28),
                                                         -------------
          regularly scheduled principal payments with respect to any other long-term Debt of the Company and its Subsidiaries made during such Computation Period, and the portion of any payments with respect to Capital Leases allocable to principal made during such Computation Period, plus
          ----

               (ii)   Interest Expense for such Computation Period,

          plus
          ----

               (iii)  Capital Expenditures for such Computation Period.

     Floating Rate Loan means any Loan which bears interest at or by reference
     ------------------
to the Alternate Reference Rate.

     Foreign as to any Subsidiary means a Subsidiary which is not created or
     ----------------------------
organized under the laws of the United States of America or its territories; and "United States" means the United States of America (including the states and the District of Columbia).

     Funded Debt means all Debt of the Company and its Subsidiaries, excluding
     -----------
(i) Contingent Liabilities incurred in the ordinary course of business (except to the extent constituting Contingent Liabilities in respect of any Funded Debt of a Person other than the Company or any Subsidiary), (ii) liabilities in respect of Hedging Agreements and (iii) Debt of the Company to Subsidiaries and Debt of Subsidiaries to the Company or to other Subsidiaries.

     Funded Debt to Cash Flow Ratio means the ratio of (i) Funded Debt as of the
     ------------------------------
last day of any Computation Period to (ii) Consolidated Net Income for such Computation Period plus, to the extent deducted in determining such Consolidated
                   ----
Net Income, Interest Expense, income tax expense, depreciation and amortization minus Capital Expenditures for such Computation Period.
-----

     Group - see Section 2.2.
     -----       -----------

     Guarantor means (a) as of the Restatement Effective Date, each Subsidiary
     ---------
listed on Schedule 9.8 that is a party to the Guaranty, and (b) thereafter, the
          ------------
Persons referred to in clause (a) and each other Person which from time to time
                       ----------
executes and delivers a counterpart of the Guaranty.

     Guaranty - see Section 11.1.5.
     --------       --------------

     Hazardous Materials means any toxic substance, hazardous substance,
     -------------------
hazardous material, hazardous chemical or hazardous waste defined or qualifying as such in (or for the purposes of) any Environmental Law, or any pollutant or contaminant, and shall include, but not be limited to, petroleum, including crude oil or any fraction thereof which is liquid at standard conditions of temperature or pressure (60 degrees fahrenheit and 14.7 pounds per square inch absolute), any radioactive material, including, but not limited to, any source, special nuclear or by-product material as defined at 42 U.S.C. section 2011 et.
                                                                            --
seq., as amended from time to time, polychlorinated biphenyls and asbestos in
---
any form or condition.

     Hedging Agreement means any interest rate, currency or commodity swap
     -----------------
agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

     Indemnified Liabilities means all liabilities, obligations, losses,
     -----------------------
damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorney costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Bank Party is a party thereto.

     Indenture means Indenture dated as of November 5, 1997 between the Company
     ---------
and Norwest Bank Minnesota, National Association, as Trustee, as such Indenture may be amended or modified from time to time pursuant to Section 10.21.
                                                         -------------

     Interest Coverage Ratio means, as of the last day of any Computation
     -----------------------
Period, the ratio of (a) Consolidated Net Income before deducting Interest Expense, taxes and amortization for the Computation Period ending on such day to
(b) Interest Expense for such Computation Period.

     Interest Expense means for any Computation Period the consolidated interest
     ----------------
expense of the Company and its Subsidiaries for such Computation Period (including, without limitation, all imputed interest on Capital Leases, but excluding (i) amortization of fees and expenses in connection with the Recapitalization, and (ii) any interest paid on Senior Notes held by the Company for its own account).

     Interest Period - see Section 4.3.
     ---------------       -----------

     Inventory means any and all of the goods of the Company or a Domestic
     ---------
Subsidiary (including, without limitation, goods in transit) wheresoever located, which are or may at any time be leased by the Company or a Domestic Subsidiary to a lessee, held for sale or lease, furnished under any contract of service, or held as raw materials, work in process, or supplies or materials used or consumed in the business of the Company or a Domestic Subsidiary, or which are held for use in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, together with all general intangibles related to such goods.

     Investment means, with respect to any Person:
     ----------

          (a)  any loan or advance made by such Person to any other Person; and

          (b) any ownership or similar interest held by such Person in any other Person.

     The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

     Landlord's Consent means a document substantially in the form of Exhibit I,
     ------------------                                               ---------
with appropriate insertions, or such other form as shall be acceptable to the Required Banks.

     Letter of Credit means a standby or commercial letter of credit having
     ----------------
terms and provisions which are permitted by the Agreement and which otherwise are reasonably satisfactory to BofA (and shall include the Existing Letters of Credit).

     Letter of Credit Application means a letter of credit application in the
     ----------------------------
form then used by BofA for the type of letter of credit requested (with appropriate adjustments to indicate that any letter of credit issued thereunder is to be issued pursuant to, and subject to the terms and conditions of, this Agreement).

     Lien means, when used with respect to any Person, any interest of any other
     ----
Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

     Loans mean Revolving Loans.
     -----

     Loan Documents means this Agreement, the Notes, the Letter of Credit
     --------------
Applications, the Guaranty, the Collateral Documents and the Affirmation of Collateral Documents.

     Management Notes means (together with extensions, renewals, substitutes and
     ----------------
replacements thereof) (a) (i) the promissory note dated September 24, 1993 issued by Wayne J. Conner to Parent in the original principal amount of $516,500; and (ii) the promissory note dated September 24, 1993 issued by Charles D. Hall to Parent in the original principal amount of $516,500, which notes were contributed to the Company on the Original Effective Date (iii) the promissory note dated September 24, 1993 issued by Fern Limited Partnership to the Parent in the original principal amount of $1,000,000, and (iv) the promissory note dated September 24, 1993 issued by Fern Limited Partnership to the Parent in the original principal amount of $1,603,000 and (b) ten year promissory notes issued by the Principals in an original principal amount of approximately $1,600,000 on or after the Restatement Effective Date.

     Margin means 1.50% in the case of any Eurodollar Loan.
     ------

     Margin Stock means any "margin stock" as defined in Regulation U of the
     ------------
Board of Governors of the Federal Reserve System.

     Material Adverse Effect means a material adverse effect on (a) the
     -----------------------
condition (financial or otherwise), operations, business, properties or assets of the Company and its Subsidiaries taken as a whole or (b) the ability of the Company or any Material Guarantor to timely and fully perform any of its payment or other material obligations under this Agreement or any other Loan Document to which it is a party. For purposes of the foregoing, "Material Guarantor" means any Subsidiary which, as of the last day of the most recent Fiscal Quarter, (i) owned more than 10% of the consolidated assets of the Company and its Subsidiaries or (ii) had more than 10% of the consolidated revenues of the Company and its Subsidiaries for the 12-month period ending on such date.

     Note - means each of the Existing Notes and the Replacement Notes.
     ----

     Occupational Safety and Health Law means the Occupational Safety and Health
     ----------------------------------
Act of 1970 and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to on imposing liability or standards of conduct concerning employee health and/or safety.

     Offering Memorandum means the Offering Memorandum dated November 5, 1997 of
     -------------------
the Company in connection with the issuance of the Senior Notes.

     Original Effective Date means September 24, 1993.
     -----------------------

     Parent means ENI Holding Corp., a Delaware corporation.
     ------

     Participant - see Section 14.9.
     -----------       ------------

     PBGC means the Pension Benefit Guaranty Corporation and any entity
     ----
succeeding to any or all of its functions under ERISA.

     Pension Plan means a "pension plan", as such term is defined in section
     ------------
3(2) of ERISA, which is subject to title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Company or any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414 of the Internal Revenue Code of 1986, as amended, or section 4001 of ERISA, may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     Person means any natural person, corporation, partnership, trust,
     ------
association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

     Pledge Agreements means the Company Pledge Agreement and each Subsidiary
     -----------------
Pledge Agreement.

     Principals means Fred C. Schulte, Charles D. Hall, and Wayne J. Conner.
     ----------

     Public Offering means any public offering of the capital stock of the
     ---------------
Company or any Subsidiary.

     Recapitalization Documents means the Indenture, the Senior Notes, the
     --------------------------
Repurchase Agreement, the Recapitalization Merger Agreement, and any and all other documents related to the foregoing.

     Recapitalization Merger - means the merger of ENI into the Parent, with the
     -----------------------
Parent being the surviving entity, assuming all obligations and liabilities of ENI.

     Recapitalization Merger Agreement means the Certificate of Ownership and
     ---------------------------------
Merger dated November 5, 1997 between ENI and the Parent.

     Reference Rate means, at any time, the rate of interest then most recently
     --------------
announced by BofA at Chicago, Illinois as its reference rate.

     Replacement Note - means a promissory note, substantially in the form of
     ----------------
Exhibit A, with appropriate insertions, as the same may be amended, supplemented, replaced or otherwise modified from time to time. Replacement Notes means collectively the Replacement Note of each of the Banks.

     Repurchase Agreement means the Repurchase Agreement dated October 15, 1997
     --------------------
among the Parent, ENI, and the Parent

Institutional Investors, as the same may be amended or modified from time to time with the consent of the Required Banks.

     Required Banks means Banks having an aggregate Revolving Percentage of more
     --------------
than 662/3%.

     Restatement Effective Date - see Section 11.1.
     --------------------------       ------------

     Revolving Commitment means as to any Bank the commitment of such Bank to
     --------------------
make Revolving Loans and to issue or participate in Letters of Credit pursuant to Section 2.1. The initial amount of the Revolving Commitment of each Bank is
   -----------
set forth on Schedule 1.
             ----------

     Revolving Loan - see Section 2.1.
     --------------       -----------

     Revolving Percentage means as to any Bank the percentage which (a) the
     --------------------
aggregate amount of such Bank's Revolving Commitment is of (b) the aggregate amount of the Revolving Commitments of all Banks; provided that after the
                                                  --------
Revolving Commitments have been terminated, "Revolving Percentage" shall mean as to any Bank the percentage which (x) the aggregate principal amount of such Bank's Loans is of the aggregate principal amount of all Loans. The initial Revolving Percentage for each Bank is set forth opposite such Bank's name on
Schedule 1.
----------

     Revolving Termination Date means November 5, 2000 or such other date on
     --------------------------
which the Revolving Commitments shall terminate pursuant to Section 12.
                                                            ------- --

     SEC means the Securities and Exchange Commission.
     ---

     Secured Third Party Letters of Credit means any letter of credit issued by
     -------------------------------------
any person other than a Bank which is secured by cash or cash equivalents.

     Security Agreement - see Section 11.1.6.
     ------------------       --------------

     Selling Stockholders means all holders of common stock, preferred stock and
     --------------------
common stock warrants of Parent other than the Principals.

     Senior Notes means the $85,000,000 in original principal amount of 11%
     ------------
Senior Notes due 2007 issued by the Company (as ENI) pursuant to the Indenture.

     Significant as to any Subsidiary means any Subsidiary (i) with assets in
     --------------------------------
excess of $1,500,000, as determined as of the end of the then most recent Fiscal Year of the Company, or (ii) with net income for the then most recent Fiscal Year of the Company that constitutes five percent (5%) or more of the total net income of the Borrower and all Subsidiaries for the most recent Fiscal Year of the Company, or
(iii) with equity of more than $500,000, as determined as of the end of the then most recent Fiscal Year of the Company.

     Stated Amount means with respect to any Letter of Credit at any date of
     -------------
determination, the maximum aggregate amount available thereunder at any time during the then ensuing term of such Letter of Credit under any and all circumstances, plus the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

     Subordinated Debt means any Debt of the Company having maturities and
     -----------------
terms, and which is subordinated to the obligations of the Company hereunder in a manner, satisfactory to the Banks.

     Subordinated Note Agreement means the Senior Subordinated Note Purchase
     ---------------------------
Agreement dated September 24, 1993 by and among (Parent), the Company, Fiduciary Capital Partners, L.P., Fiduciary Capital Pension Partners, L.P., Massachusetts Mutual Life Insurance Company and Midwest Mezzanine Fund, L.P., as amended or otherwise modified from time to time in accordance with Section 10.21.
                                                        -------------

     Subsidiary means, with respect to any Person, a corporation of which such
     ----------
Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50%. of the ordinary voting power for the election of directors. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.

     Subsidiary Pledge Agreement - see Section 11.1.7.
     ---------------------------       --------------

     Taxes relative to any Person means taxes, assessments or other governmental
     -----
charges or levies imposed upon such Person, its income or any of its properties, franchises or assets (excluding, in the case of payments made to a Bank or the Agent, the following taxes (all of the following taxes being "Excluded Taxes"): taxes imposed upon the overall net income of such Bank or the Agent, franchise taxes imposed upon such Bank or the Agent with respect to its net income by the jurisdiction under the laws of which such Bank or the Agent, as the case may be, is organized or any political subdivision thereof, and franchise taxes imposed upon such Bank or the Agent with respect to its net income by the jurisdiction in which such Bank's or the Agent's Eurodollar Office is located or any political subdivision thereof).

     Type of Loan or Borrowing - see Section 2.2.  The types of Loans or
     -------------------------       -----------
borrowings under this Agreement are as follows: Floating Rate Loans or borrowings and Eurodollar Loans or borrowings.

     Underbillings means the costs and estimated earnings of the Engineering and
     -------------
Construction Group in excess of customer billings on completed and uncompleted contracts.

     Underbillings Ratio means, as of the last day of any Computation Period,
     -------------------
the ratio of (a) Underbillings as of the last day of such Computation Period to
(b) all revenues booked, with respect to continuing operations in the ordinary course of business, by the Engineering and Construction Group during such Computation Period.

     Unmatured Event of Default means any event which if it continues uncured
     --------------------------
will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

     Voting Stock - see Section 12.1.11.
     ------------       ---------------

     Warehousemen's Consent means a document substantially in the form of
     ----------------------
Exhibit O, with appropriate insertions, or such other form as shall be
---------
acceptable to the Required Banks.

     Welfare Plan means a "welfare plan", as such term is defined in section
     ------------
3(1) of ERISA.

     Wholly-Owned Subsidiary means a Subsidiary of which the Company and/or its
     -----------------------
Subsidiaries own, directly or indirectly, all of the outstanding shares of capital stock (other than directors' qualifying shares).


      SECTION 2  COMMITMENTS OF THE BANKS; TYPES OF LOANS; LETTER
                       OF CREDIT, BORROWING PROCEDURES.

     2.1  Commitments.  On and subject to the terms and conditions of this
          -----------
Agreement, each of the Banks, severally and for itself alone, agrees to make loans on a revolving basis ("Revolving Loans") from time to time before the Revolving Termination Date in such Bank's Revolving Percentage of such aggregate amounts as the Company may from time to time request from all Banks under the Revolving Commitments, provided that the aggregate principal amount of all
                       --------
Revolving Loans which all Banks shall be committed to have outstanding at any one time shall not exceed an amount equal to the lesser of the aggregate amount of the Revolving Commitments or the Borrowing Base less the Stated Amount of all
                                                   ----
outstanding Letters of Credit; and (b) BofA agrees
to issue Letters of Credit at the request of and for the account of the Company from time to time before the Revolving Termination Date and, as more fully set forth in Section 2.6, each Bank agrees to purchase a participation in each such Letter of Credit, provided that the aggregate Stated Amount of all Letters of
                  --------
Credit shall not at any time exceed the lesser of (i) $5,000,000 or (ii) an amount equal to the lesser of the aggregate amount of the Revolving Commitments or the Borrowing Base less the aggregate principal amount of all outstanding
                      ----
Revolving Loans.

     2.2  Various Types of Loans.  Each Revolving Loan shall be either a
          ----------------------
Floating Rate Loan or a Eurodollar Loan (each a "type" of Loan), as the Company shall specify in the related notice of borrowing or conversion pursuant to
Section 2.3 or 2.4.  Eurodollar Loans having the same Interest Period are
-----------    ---
sometimes called a "Group" or collectively "Groups". Floating Rate Loans and Eurodollar Loans may be outstanding at the same time, provided that (i) not more
                                                      --------
than eight different Groups of Loans shall be outstanding at any one time and
(ii) the aggregate principal amount of each Group of Eurodollar Loans shall at all times be at least $1,000,000 and an integral multiple of $100,000. All borrowings, conversions and repayments of Loans shall be effected so that each Bank will have a pro rata share (according to its Revolving Percentage) of all types and Groups of Revolving Loans.

     2.3  Borrowing Procedures.  The Company shall give written or telephonic
          --------------------
notice to the Agent of each proposed borrowing not later than (a) in the case of a Floating Rate borrowing, 11:00 A.M., Chicago time, on the proposed date of such borrowing, and (b) in the case of a Eurodollar borrowing, 11:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Agent, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a Eurodollar borrowing, the initial Interest Period therefor. Promptly upon receipt of such notice, the Agent shall advise each Bank thereof. Not later than 1:00 P.M., Chicago time, on the date of a proposed borrowing, each Bank shall provide the Agent at the principal office of the Agent in Chicago with immediately available funds covering such Bank's Revolving Percentage of such borrowing and, subject to the satisfaction of the conditions precedent set forth in Section 11 with respect to such borrowing, the Agent
                       ----------
shall pay over the requested amount to the Company on the requested borrowing date. Each borrowing shall be on a Business Day. Each Floating Rate borrowing shall be in an aggregate amount of at least $100,000 and an integral multiple of $100,000. Unless the Company shall otherwise direct in writing, the proceeds of all borrowings shall be deposited to the

Company's demand deposit account no. 7304781 maintained with BofA.

     2.4  Procedures for Conversion of Type of Loan.  Subject to the provisions
          -----------------------------------------
of Section 2.2, the Company may convert all or any part of any outstanding Loan
   -----------
into a Loan of a different type by giving written or telephonic notice to the Agent not later than (a) in the case of conversion into a Floating Rate Loan, 11:00 A.M., Chicago time, on the proposed date of such conversion, and (b) in the case of a conversion into a Eurodollar Loan, 11:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such conversion. Each such notice shall be effective upon receipt by the Agent, shall be irrevocable, and shall specify the date and amount of such conversion, the Loan to be so converted, the type of Loan to be converted into and, in the case of a conversion into a Eurodollar Loan, the initial Interest Period therefor. Promptly upon receipt of such notice, the Agent shall advise each Bank thereof. Subject to Sections 2.11 and 2.12, such Loan shall be so converted on the
           -------------     ----
requested date of conversion.  Each conversion shall be on a Business Day.

     2.5  Letter of Credit Procedures.  The Company shall give notice to BofA of
          ---------------------------
the proposed issuance of each Letter of Credit on a Business Day which is at least three Business Days (or such lesser period as BofA may agree) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by a Letter of Credit Application, duly executed by the Company and in all respects satisfactory to BofA, together with such other documentation as BofA may request in support thereof, it being understood that each Letter of Credit Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than the then-scheduled Revolving Termination
Date) and whether such Letter of Credit is to be transferable in whole or in part. Subject to the satisfaction of the conditions precedent set forth in
Section 11 with respect to the issuance of such Letter of Credit, BofA shall
----------
issue such Letter of Credit on the requested issuance date.

     2.6  Participations in Letters of Credit.  Concurrently with the issuance
          -----------------------------------
of each Letter of Credit (or, in the case of the Existing Letters of Credit, on the Original Effective Date), BofA shall be deemed to have sold and transferred to each other Bank, and each other Bank shall be deemed irrevocably and unconditionally to have purchased and received from BofA, without recourse or warranty, an undivided interest and participation, to the extent of such other Bank's Revolving Percentage, in such Letter of Credit and the Company's reimbursement obligations with respect thereto. For the purposes of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be BofA's "participation" therein. BofA hereby agrees, upon request of any Bank, to deliver to such Bank a list of all outstanding Letters of Credit, together with such information related thereto as such other Bank may reasonably request.

     2.7  Reimbursement Obligations.  The Company hereby unconditionally and
          -------------------------
irrevocably agrees to reimburse BofA for each payment or disbursement made by BofA under any Letter of Credit honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made. Any amount not reimbursed on the date of such payment or distribution shall bear interest from and including the date of such payment or disbursement to but not including the date that BofA is reimbursed by the Company therefor, payable on demand, at a rate per annum equal to the sum of the Reference Rate from time to time in effect plus the Margin applicable to
                                           ----
Floating Rate Loans (plus, at any time an Event of Default exists, 2%). BofA shall notify the Company whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided, however, that the
                                                --------  -------
failure of BofA to so notify the Company shall not affect the rights of BofA or the Banks in any manner whatsoever.

     2.8  Limitation on BofA's Obligations.  In determining whether to pay under
          --------------------------------
any Letter of Credit, BofA shall have no obligation to the Company or any Bank other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by BofA under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence and willful misconduct, shall not impose upon BofA any liability to the Company or any Bank and shall not reduce or impair the Company's reimbursement obligations set forth in
Section 2.7 or the obligations of the Banks pursuant to Section 2.9.
-----------                                             -----------

     2.9  Funding by Banks to BofA.  If BofA makes any payment or disbursement
          ------------------------
under any Letter of Credit and the Company has not reimbursed BofA in full for such payment or disbursement by 11:00 A.M., Chicago time, on the date of such payment or disbursement, or if any reimbursement received by BofA from the Company is or must be returned or rescinded upon or during any bankruptcy or reorganization of the Company or otherwise, each other Bank shall be obligated to pay to BofA, in full or partial payment of the purchase price of its participation in such Letter of Credit, its pro rata share (according to its Revolving Percentage) of such payment or disbursement (but no such payment shall diminish the obligations of the Company under Section 2.7), and the Agent shall promptly
                                 -----------
notify each other Bank thereof. Each other Bank irrevocably and unconditionally agrees, severally and for itself alone, to so pay to the Agent in immediately available funds for BofA's account the amount of such other Bank's Revolving Percentage of such payment or disbursement. If and to the extent any Bank shall not have made such amount available to the Agent by 2:00 P.M., Chicago time, on the Business Day on which such Bank receives notice from the Agent of such payment or disbursement (it being understood that any such notice received after noon, Chicago time, on any Business Day shall be deemed to have been received on the next following Business Day), such Bank agrees to pay interest on such amount to the Agent for BofA's account forthwith on demand for each day from and including the date such amount was to have been delivered to the Agent to but excluding the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Alternate Reference Rate from time to time in effect. Any Bank's failure to make available to the Agent its Revolving Percentage of any such payment or disbursement shall not relieve any other Bank of its obligation hereunder to make available to the Agent such other Bank's Revolving Percentage of such payment, but no Bank shall be responsible for the failure of any other Bank to make available to the Agent such other Bank's Revolving Percentage of any such payment or disbursement.

     2.10  Warranty.  Each notice of borrowing and/or of conversion pursuant to
           --------
Section 2.3 or 2.4, and the delivery of each Letter of Credit Application
-----------    ---
pursuant to Section 2.5 shall automatically constitute a warranty by the Company
            -----------
to the Agent and each Bank to the effect that on the date of such requested borrowing or conversion or the issuance of the requested Letter of Credit, as the case may be, (a) the warranties of the Company contained in Section 9
                                                                ---------
(excluding Sections 9.4, 9.6, 9.8 and 9.15 through 9.19) of this Agreement shall
           ------------  ---  ---     ----         ----
be true and correct as of such requested date as though made on the date thereof and (b) no Event of Default or Unmatured Event of Default shall have then occurred and be continuing or will result therefrom.

     2.11  Conditions.  Notwithstanding any other provision of this Agreement,
           ----------
(a) no Bank shall be obligated to make any Loan, (b) no Bank shall be obligated to convert into or permit the continuation at the end of the applicable Interest Period of any Eurodollar Loan, and (c) BofA shall not be obligated to issue any Letter of Credit if, in any such case, an Event of Default or Unmatured Event of Default exists or would result therefrom.

     2.12  Commitments Several.  The failure of any Bank to make a requested
           -------------------
Loan on any date shall not relieve any other Bank of its obligation to make a Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make any Loan to be made by such other Bank.

     SECTION 3  NOTES EVIDENCING LOANS.

     3.1  Notes.  The Loans of each Bank under the Existing Credit Agreement
          -----
were evidenced by the Existing Notes. After the Restatement Effective Date, the Loans of each Bank (including the Existing Loans) shall be evidenced by a Replacement Note dated the Restatement Effective Date (or such other date as shall be satisfactory to the Agent), payable to the order of such Bank in an amount equal to the sum of such Bank's Revolving Commitment (or, if less, in the aggregate unpaid principal amount of all of such Bank's Revolving Loans) in full on the Revolving Termination Date. The Replacement Notes shall be in substitution for the Existing Notes.

     3.2  Recordkeeping.  Each Bank shall record in its records the date and
          -------------
amount of each Loan made by such Bank, each repayment or conversion thereof and, in the case of each Eurodollar Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Bank's Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Company hereunder or under any Note to repay the principal amount of the Loans evidenced by such Note together with all interest accruing thereon.


     SECTION 4  INTEREST.

     4.1  Interest Rates.  The Company promises to pay interest on the unpaid
          --------------
principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full, as follows:

          (a) at all times while such Loan is a Floating Rate Loan, at a rate per annum equal to the Alternate Reference Rate from time to time in effect; and

          (b) at all times while such Loan is a Eurodollar Loan, at a rate per annum equal to the sum of the Eurodollar Rate (Reserve Adjusted) applicable to each Interest Period for such Loan plus the Margin;

provided, however, that at any time an Event of Default exists, the interest
--------  -------
rate applicable to each Loan shall be increased by 2%.

     4.2  Interest Payment Dates.  Accrued interest on each Floating Rate Loan
          ----------------------
shall be payable in arrears on the last day of each calendar quarter and at maturity, commencing with the first of such dates to occur after the date of such Loan. Accrued interest on each Eurodollar Loan shall be payable on the last day of each Interest Period relating to such Loan and at maturity. After maturity, accrued interest on all Loans shall be payable on demand.

     4.3  Interest Periods.  Each "Interest Period" for a Eurodollar Loan shall
          ----------------
commence on the date such Eurodollar Loan is made or converted from a Floating Rate Loan, or on the expiration of the immediately preceding Interest Period for such Eurodollar Loan, and shall end on the date which is one, two or three months thereafter, as the Company may specify:

          (a) in the case of an Interest Period which commences on the date a Eurodollar Loan is made or converted from a Floating Rate Loan, in the related notice of borrowing or conversion pursuant to Section 2.3 or 2.4,
                                                           -----------    ---
     or

          (b) in the case of a succeeding Interest Period with respect to any Eurodollar Loan, by written or telephonic notice to the Agent not later than 10:00 A.M., Chicago time, at least three Business Days prior to the first day of such succeeding Interest Period, it being understood that (i) each such notice shall be effective upon receipt by the Agent and (ii) if the Company fails to give such notice, such Loan shall automatically become a Floating Rate Loan at the end of its then-current Interest Period.

Each Interest Period that begins on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Each Interest Period which would otherwise end on a day which is not a Business Day shall end on the immediately succeeding Business Day (unless such immediately succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day).

     4.4  Setting and Notice of Eurodollar Rates.  The applicable Eurodollar
          --------------------------------------
Rate for each Interest Period shall be determined by the Agent, and notice thereof shall be given by the Agent promptly to the Company and each Bank. Each determination of the applicable Eurodollar Rate by the Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Agent shall, upon written request of the Company or any Bank, deliver to the Company or such Bank a statement showing the computations used by the Agent in determining any applicable Eurodollar Rate hereunder.

     4.5  Computation of Interest.  Interest shall be computed for the actual
          -----------------------
number of days elapsed on the basis of a year of 360 days. The applicable interest rate for each Floating Rate Loan shall change simultaneously with each change in the Alternate Reference Rate.


     SECTION 5  FEES.

     5.1  Upfront Fee.  The Company agrees to pay to the Agent for the account
          -----------
of each Bank an upfront fee of $52,500 on the amount of the Revolving Commitment. Such upfront fee shall be payable on or before the Restatement Effective Date.

     5.2  Non-Use Fee.  The Company agrees to pay to the Agent for the account
          -----------
of each Bank a non-use fee for the period from and including the Restatement Effective Date to but excluding the Revolving Termination Date of 3/10 of 1% per annum on the daily average of the unused amount of such Bank's Revolving Commitment. Such non-use fee shall be payable in arrears on the last day of each calendar quarter and on the Revolving Termination Date, in each case for the period then ending for which such non-use fee shall not have been theretofore paid. The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

     5.3  Letter of Credit Fees.  (a) The Company agrees to pay to the Agent for
          ---------------------
the account of the Banks pro rata according to their respective Revolving Percentages a letter of credit fee for each Letter of Credit in an amount equal to 1-1/2% per annum of the daily average of the aggregate Stated Amount of such Letter of Credit (excluding any unreimbursed payment or disbursement thereunder).

     (b) The Company agrees to pay to BofA a fronting fee in an amount equal to 1/4 of 1% per annum of the daily average of the aggregate Stated Amount of each Letter of Credit (excluding any unreimbursed payment or disbursement thereunder).

     (c) The fees payable pursuant to clauses (a) and (b) above shall be
                                      -----------     ---
computed for the actual number of days elapsed on the basis of a year of 360 days and shall be payable in arrears on the last day of each calendar quarter and on the Revolving

Termination Date for the period from and including the date of the issuance of the applicable Letter of Credit to but excluding the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

     (d) In addition, with respect to each Letter of Credit, the Company agrees to pay to BofA such fees and expenses as BofA customarily requires in connection with the issuance, amendment, transfer, negotiation, processing and/or administration of letters of credit.

     5.4  Additional Fees.  The Company agrees to pay to the Agent such
          ---------------
additional fees, in each case at such times and in such amounts, as are mutually agreed upon by the Company and the Agent.

     SECTION 6  REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENTS;
PREPAYMENTS.

     6.1  Voluntary Reduction or Termination.  The Company may from time to time
          ----------------------------------
prior to the Revolving Termination Date, on at least five Business Days' prior written notice received by the Agent (which shall promptly advise each Bank thereof), permanently reduce the amount of the Revolving Commitments to an amount not less than the sum of (a) the aggregate principal amount of all outstanding Revolving Loans and (b) the Stated Amount of all outstanding Letters of Credit. Any such reduction shall be in an aggregate amount of $100,000 or a higher integral multiple of $100,000. The Company may at any time on like notice prior to the Revolving Termination Date terminate the Revolving Commitments upon payment in full of the Revolving Notes and all other obligations of the Company hereunder pertaining to Revolving Loans and Revolving Commitments and the expiration or cancellation of all outstanding Letters of Credit. Each reduction of the Revolving Commitments shall be pro rata among the Banks according to their Revolving Percentages.

     6.2  Prepayments.
          -----------

          6.2.1  Mandatory Prepayments due to Borrowing Base Deficiency.If at
                 ------------------------------------------------------
     any time (a) the sum of (i) the aggregate principal amount of all outstanding Revolving Loans plus (ii) the Stated Amount of all outstanding Letters of Credit exceeds (b) the Borrowing Base, the Company will make an immediate repayment of Revolving Loans in an amount equal to such excess (rounded upward, if necessary, to an integral multiple of $100,000).

          6.2.2  Mandatory Prepayments due to Commitment Reductions.  If, after
                 --------------------------------------------------
     giving effect to any reduction of the Revolving Commitments pursuant to
     Section 6.1, (a) the sum of (i) the aggregate principal amount of all
     -----------
     outstanding Revolving Loans plus (ii) the Stated Amount of all outstanding Letters of Credit exceeds (b) the aggregate amount of the Revolving Commitments, the Company will make an immediate repayment of Revolving Loans in an amount equal to such excess (rounded upward, if necessary, to an integral multiple of $100,000).

          6.2.3  Voluntary Prepayments.  The Company may from time to time
                 ---------------------
     prepay the Loans in whole or in part, provided that (a) the Company shall give the Agent (which shall promptly advise each Bank) prior written notice thereof no later than 11:00 A.M. on the date of prepayment, specifying the Loans to be prepaid and the date and amount of prepayment, (b) each partial prepayment shall be in a principal amount of at least $100,000 and an integral multiple of $100,000, and (c) any prepayment of a Eurodollar Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 8.4.
                -----------

          6.2.4  All Prepayments.  All prepayments of Revolving Loans shall be
                 ---------------
     pro rata among the Banks according to their Revolving Percentages.

     SECTION 7  MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

     7.1  Making of Payments.  All payments of principal of or interest on the
          ------------------
Loans, and of all fees, shall be made by the Company to the Agent in immediately available funds at its office in Chicago not later than noon, Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by the Agent on the next following Business Day. The Company hereby authorizes the Agent to charge the Company's demand deposit account no. 7304781 maintained with BofA for the amount of any such payment on the due date therefor, but the Agent's failure to so charge such account shall in no way affect the obligation of the Company to make any such payment. The Agent shall promptly remit to each Bank its share of all such payments received in collected funds by the Agent for the account of such Bank.

     All payments under Sections 8.1 and 8.4 shall be made by the Company
                        ------------     ---
directly to the Bank or Banks entitled thereto.

     7.2  Application of Certain Payments.  Except as otherwise expressly
          -------------------------------
provided herein, each payment of principal shall be applied to such Loans as the Company shall direct by notice to be received by the Agent on or before the date of such payment or, in the absence of such notice, as the Agent shall determine in its reasonable discretion. Concurrently with each remittance to any Bank of its share of any such payment, the Agent shall advise such Bank as to the application of such payment.

     7.3  Due Date Extension.  If any payment of principal or interest with
          ------------------
respect to any of the Notes, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

     7.4  Setoff.  The Company agrees that the Agent and each Bank have all
          ------
rights of set-off and bankers' lien provided by applicable law, and in addition thereto, the Company agrees that at any time any Unmatured Event of Default under Section 12.1.4 or any Event of Default exists, the Agent and each Bank may
      --------------
apply to any obligation of the Company hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with the Agent or such Bank.

     7.5  Proration of Payments.  If any Bank shall obtain any payment or other
          ---------------------
recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of or interest on any Loan (or on account of its participation in any Letter of Credit) in excess of its pro rata share of payments and other recoveries obtained by all Banks on account of principal of and interest on Loans (or such participations) then held by them (other than any non-pro rata interest payment resulting from a Loan being an Affected Loan or any payment resulting from replacement of a Bank pursuant to Section 8.7), such
                                                             -----------
Bank shall purchase from the other Banks such participation in the Loans (or sub-participations in Letters of Credit) held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess
                   --------  -------
payment or other recovery is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

     7.6  Net Payments; Tax Exemptions.
          ----------------------------

     (a) All payments by the Company of principal, interest, fees, indemnities and other amounts payable hereunder and under the Notes shall be made to the recipient thereof without setoff or counterclaim and free and clear of, and without withholding or deduction for or on account of, any present or future Taxes (other than Excluded Taxes) now or hereafter imposed on such recipient or its income, property, assets or franchises (such recipient's "Recipient Taxes"), except to the extent that such withholding or deduction (i) is required by applicable law, (ii) results from the breach by such recipient of its Exemption Agreement (as defined below) or (iii) would not be required if such recipient's Exemption Representation (as defined below) were true. If any such withholding or deduction is required by applicable law, the Company will:

          (A) pay to the relevant authorities the full amount so required to be withheld or deducted;

          (B) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authorities; and

          (C) except to the extent that such withholding or deduction results from the breach, by the recipient of a payment, of its Exemption Agreement or would not be required if such recipient's Exemption Representation were true, pay to the Agent for the account of the relevant recipient such additional amount as is necessary to ensure that the net amount actually received by such recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

     (b)  Intentionally deleted.

     (c) Each Bank hereby represents and warrants (such Bank's "Exemption Representation") to the Company that on the Original Effective Date (or, if later, the date it becomes a party to this Agreement) it is entitled to receive payments of principal of, and interest on, Loans made by such Bank without withholding or deduction for or on account of such Bank's Recipient Taxes imposed by the United States of America or any political subdivision thereof.

     SECTION 8  INCREASED COSTS; SPECIAL PROVISIONS FOR
                EURODOLLAR LOANS.

     8.1  Increased Costs.  (a) If, after the date hereof, the adoption of any
          ---------------
applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any Eurodollar Office of such Bank) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency

          (A) shall subject any Bank (or any Eurodollar Office of such Bank) to any tax, duty or other charge with respect to its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income of such Bank or its Eurodollar Office imposed by the jurisdiction in which such Bank's principal executive office or Eurodollar Office is located); or

          (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to Section 4), special deposit or
                                                 ---------
     similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank (or any Eurodollar Office of such Bank); or

          (C) shall impose on any Bank (or its Eurodollar Office) any other condition affecting its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D of the Board of Governors of the Federal Reserve System, to impose a cost on) such Bank (or any Eurodollar Office of such Bank) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Eurodollar Office) under this Agreement or under its Note with respect thereto, then within 10 days after demand by such Bank (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for and a calculation of the amount of such demand, a copy of which shall be furnished to the Agent), the Company shall pay directly to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or such reduction.

     (b) If any Bank shall reasonably determine that the adoption or phase-in of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Eurodollar Office) or any Person controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or such controlling Person's capital as a consequence of such Bank's obligations hereunder (including, without limitation, such Bank's obligations under the Revolving Commitment) to a level below that which such Bank or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Bank or such controlling Person to be material, then from time to time, within 10 days after demand by such Bank (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for and a calculation of the amount of such demand, a copy of which shall be furnished to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank or such controlling Person for such reduction.

     8.2  Basis for Determining Interest Rate Inadequate or Unfair.  If with
          --------------------------------------------------------
respect to any Interest Period:

          (a) deposits in Dollars (in the applicable amounts) are not being offered to the Agent in the interbank eurodollar market for such Interest Period, or the Agent otherwise reasonably determines (which determination shall be binding and conclusive on the Company) that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate;

          (b) two or more Banks having an aggregate Revolving Percentage of 30% or more advise the Agent that the Eurodollar Rate (Reserve Adjusted) as determined by the Agent will not adequately and fairly reflect the cost to such Banks of maintaining or funding such Loans for such Interest Period (taking into account any amount to which such Banks may be entitled under
     Section 8.1); or
     -----------

          (c) Banks having an aggregate Revolving Percentage of 30% or more advise the Agent, that the making or funding of Eurodollar Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Banks materially affects such Loans;

then the Agent shall promptly notify the other parties thereof and, so long as
----
such circumstances shall continue, (i) no Bank shall be under any obligation to make or convert into Eurodollar Loans and (ii) on the last day of the current Interest Period for each Eurodollar Loan, such Loan shall, unless then repaid in full, automatically convert to a Floating Rate Loan.

     8.3  Changes in Law Rendering Eurodollar Loans Unlawful.  In the event that
          --------------------------------------------------
any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Bank cause a substantial question as to whether it is) unlawful for any Bank to make, maintain or fund Eurodollar Loans, then such Bank shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Bank shall have no obligation to make or convert into Eurodollar Loans (but shall make Floating Rate Loans concurrently with the making of or conversion into Eurodollar Loans by the Banks which are not so affected, in each case in an amount equal to such Bank's pro rata share of all Eurodollar Loans which would be made or converted into at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each Eurodollar Loan of such Bank (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such Eurodollar Loan shall, unless then repaid in full, automatically convert to a Floating Rate Loan. Each Floating Rate Loan made by a Bank which, but for the circumstances described in the foregoing sentence, would be a Eurodollar Loan (an "Affected Loan") shall remain outstanding for the same period as the Group of Eurodollar Loans of which such Affected Loan would be a part absent such circumstances.

     8.4  Funding Losses.  The Company hereby agrees that upon demand by any
          --------------
Bank (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed, a copy of which shall be furnished to the Agent) the Company will indemnify such Bank against any net loss or expense which such Bank may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain any Eurodollar Loan), as reasonably determined by such Bank, as a result of (a) any payment or prepayment or conversion of any Eurodollar Loan of such Bank on a date other than the last day of an Interest Period for such Loan (including, without limitation, any conversion pursuant to Section 8.3) or (b)
                                                           -----------
any failure of the Company to borrow or convert any Loans on a date specified therefor in a notice of borrowing or conversion pursuant to this Agreement. For this purpose, all notices to the Agent pursuant to this Agreement shall be deemed to be irrevocable.

     8.5  Right of Banks to Fund through Other Offices.  Each Bank may, if it so
          --------------------------------------------
elects, fulfill its commitment as to any Eurodollar Loan by causing a foreign branch or affiliate of such Bank to make such Loan, provided that in such event
                                                    --------
for the
purposes of this Agreement such Loan shall be deemed to have been made by such Bank and the obligation of the Company to repay such Loan shall nevertheless be to such Bank and shall be deemed held by it, to the extent of such Loan, for the account of such branch or affiliate.

     8.6  Discretion of Banks as to Manner of Funding.  Notwithstanding any
          -------------------------------------------
provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each Eurodollar Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

     8.7  Mitigation of Circumstances; Replacement of Affected Bank.  (a) Each
          ---------------------------------------------------------
Bank shall promptly notify the Company and the Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Bank's good faith judgment, otherwise disadvantageous to such Bank) to mitigate or avoid, (i) any obligation by the Company to pay any amount pursuant to Section 7.6 or 8.1 (ii) the occurrence of
                                      -----------    ---
any circumstances of the nature described in Section 8.2 or 8.3 (and, if any
                                             -----------    ---
Bank has given notice of any such event described in clause (i) or (ii) above
                                                     ----------    ----
and thereafter such event ceases to exist, such Bank shall promptly so notify the Company and the Agent). Without limiting the foregoing, each Bank will designate a different funding office if such designation will avoid (or reduce the cost to the Company of) any event described in clause (i) or (ii) of the
                                                   ----------    ----
preceding sentence and such designation will not, in such Bank's sole judgment, be otherwise disadvantageous to such Bank.

     (b) At any time any Bank is an Affected Bank, the Company may replace such Affected Bank as a party to this Agreement with one or more other bank(s) or financial institution(s) reasonably satisfactory to the Agent (and upon notice from the Company such Affected Bank shall assign pursuant to an Assignment Agreement, and without recourse or warranty, its Revolving Commitment, if any, its Loans, its Note, its participation in Letters of Credit, if any, and all of its other rights and obligations hereunder to such replacement bank(s) or other financial institution(s) for a purchase price equal to the sum of the principal amount of the Loans so assigned, all accrued and unpaid interest thereon, its ratable share of all accrued and unpaid non-use fees and Letter of Credit fees, any amounts payable under Section 8.4 as a result of such Bank receiving payment
                          -----------
of any Eurodollar Loan prior to
the end of an Interest Period therefor and all other obligations owed to such Affected Bank hereunder).

     8.8  Conclusiveness of Statements; Survival of Provisions.  Determinations
          ----------------------------------------------------
and statements of any Bank pursuant to Section 8.1, 8.2, 8.3 or 8.4 shall be
                                       -----------  ---  ---    ---
conclusive absent demonstrable error. Banks may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and
                                                      ------------     ---
the provisions of such Sections shall survive repayment of the Loans, cancellation of the Notes, cancellation or expiration of the Letters of Credit and any termination of this Agreement.

     SECTION 9  WARRANTIES.

     To induce the Agent and the Banks to enter into this Agreement, BofA to issue Letters of Credit hereunder and the Banks to make Loans and purchase participations in Letters of Credit hereunder, the Company warrants to the Agent and the Banks that:

     9.1  Organization, etc.  Prior to the Recapitalization Merger, ENI will be
          -----------------
a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. After the Recapitalization Merger, the Company (as successor by merger of ENI into the Parent with the Parent as the survivor) will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the state of its incorporation. The Company and each Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. The Company and each Subsidiary has full power and all governmental licenses and approvals necessary to own its property and conduct its business as presently conducted by it, except where the failure to obtain such licenses and approvals would not have a material adverse effect on the entity in question.

     9.2  Authorization; No Conflict.  The execution, delivery and performance
          --------------------------
of each Loan Document and each Recapitalization Document to which a Credit Party is a party, are within the corporate powers of such Credit Party, have been duly authorized by all necessary corporate action on the part of such Credit Party (including any necessary shareholder action), have received all necessary governmental approval (if any shall be required), and do not and will not (a) violate any provision of law or any order, decree or judgment of any court or other government agency which is binding on such Credit Party, (b) contravene or conflict with, or result in a breach of, any provision of the Certificate of Incorporation, By-Laws or other organizational documents of such Credit Party or of any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding on such Credit Party or (c) result in, or require, the creation or imposition of any Lien on any property of such Credit Party (other than pursuant to the Loan Documents).

     9.3  Validity and Binding Nature.  Each of the Loan Documents and the
          ---------------------------
Recapitalization Documents to which a Credit Party is a party are, or upon the execution and delivery thereof will be, as the case may be, the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

     9.4  Financial Information.  (a)  The audited consolidated financial
          ---------------------
statements of the Company and its Subsidiaries as at December 31, 1996, and the unaudited, year-to-date consolidated financial statements of the Company and its Subsidiaries for the 9 months ended September 30, 1997, (i) are true and correct in all material respects, (ii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as disclosed therein and, in the case of interim financial statements, for the absence of footnote disclosures and year-end adjustments) and (iii) present fairly the consolidated financial condition of the Company and its Subsidiaries at such dates and the results of their operations for the periods then ended.

     (b) The unaudited proforma consolidated balance sheet of Parent and its Subsidiaries as of June 30, 1997 (giving effect to the Recapitalization), a copy of which has been delivered to each Bank, was prepared by the Company in accordance with generally accepted accounting principles.

     (c) The forecasted consolidated (i) balance sheet, (ii) profit and loss statement, (iii) cash flow statement and (iv) capitalization statement, together with supporting details and a statement of underlying assumptions, copies of which have been delivered to each Bank, have been prepared by the Company in light of the past operations of the business of the Company and its Subsidiaries and represent, as of the date of this Agreement, the good faith estimate of the Company and its senior management of the most probable course of the business of the Company and its Subsidiaries.

     9.5  No Material Adverse Change.  Since December 31, 1996, except for the
          --------------------------
Recapitalization no event or events have occurred which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect.

     9.6  Litigation and Contingent Liabilities.  No litigation (including,
          -------------------------------------
without limitation, derivative actions), arbitration proceeding or governmental proceeding is pending or, to the Company's knowledge, threatened against the Company or any Subsidiary which, if adversely determined, might have a Material Adverse Effect, except as set forth in Schedule 9.6. Other than any liability
                                       ------------
incident to such litigation or proceedings, neither the Company nor any Subsidiary has any material contingent liabilities not provided for or disclosed in the financial statements referred to in clause (a) of Section 9.4 or listed
                                           ----------    -----------
in Schedule 9.6.
   ------------

     9.7  Ownership of Properties; Liens.  Each of the Company and each
          ------------------------------
Subsidiary owns good and marketable title to, or a valid leasehold interest in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 10.8.
                                      ------------

     9.8  Subsidiaries.  The Company has no Subsidiaries except those listed in
          ------------
Schedule 9.8.
------------

     9.9  Pension and Welfare Plans.  Except as disclosed to the Banks in
          -------------------------
writing prior to the date of this Agreement, during the twelve-consecutive-month period prior to the Restatement Effective Date or the making of any Loan hereunder, (a) no steps have been taken to terminate any Pension Plan which would be reasonably likely to result in the Company being required to make a contribution to such Pension Plan, or incurring a liability or obligation to such Pension Plan, in excess of $100,000, and (b) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty under ERISA or the Internal Revenue Code. Except as set forth on Schedule 9.9, the Company has no
                                               ------------
Contingent Liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of subtitle B of title I of ERISA.

     9.10 Investment Company Act.  Neither the Company nor any Subsidiary is an
          ----------------------
"investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     9.11 Public Utility Holding Company Act.  Neither the Company nor any
          ----------------------------------
Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     9.12 Regulation U.  The Company is not engaged principally, or as one of
          ------------
its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     9.13 Taxes.  Each of the Company and each Subsidiary has filed all tax
          -----
returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except (a) as disclosed on Schedule 9.6 and (b) for any such taxes or charges which are being
             ------------
diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

     9.14 Solvency, etc.  After giving effect to the Recapitalization on the
          -------------
Restatement Effective Date (or, in the case of any Person which becomes a Guarantor after the Restatement Effective Date, on the date such Person becomes a Guarantor), and immediately prior to and after giving effect to the issuance of each Letter of Credit and each borrowing hereunder and the use of the proceeds thereof, (a) each of the Company's and each Guarantor's assets will exceed its liabilities and (b) each of the Company and each Guarantor will be solvent, will be able to pay its debts as they mature, will own property with fair saleable value greater than the amount required to pay its debts and will have capital sufficient to carry on its business as then constituted.

     9.15 Insurance.  Set forth on Schedule 9.15 is a complete and accurate
          ---------                -------------
summary of the property and casualty insurance program carried by the Company and its Subsidiaries on the date of this Agreement, including the insurer's(s') name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, the annual premium(s), Best's policyholder's and financial size ratings of the insurer(s), exclusions, deductibles and self-insured retention and a description in reasonable detail of (a) any retrospective rating plan, fronting arrangement or other self-insurance or risk assumption agreed to by the Company or any Subsidiary or imposed upon the Company or any Subsidiary by any such insurer and (b) any self-insurance program that is in effect.

     9.16 Contracts; Labor Matters.  Except as disclosed on Schedule 9.16:  (a)
          ------------------------                          -------------
neither the Company nor any Subsidiary is a party to any contract or agreement, or is subject to any charge, corporate restriction, judgment, decree or order, which materially and adversely affects its business, property, assets, operations or condition, financial or otherwise; (b) no labor contract to which the Company or any Subsidiary is a party or is otherwise subject is scheduled to expire prior to the Revolving Termination Date; (c) neither the Company nor any Subsidiary has, within the two-year period preceding the date of this Agreement, taken any action which would have constituted or resulted in a "plant closing" or "mass layoff" within the meaning of the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable federal, state or local law, and the Company has no reasonable expectation that any such action is or will be required at any time prior to the Revolving Termination Date; and (d) on the date of this Agreement (i) neither the Company nor any Subsidiary is a party to any labor dispute and (ii) there are no strikes or walkouts relating to any labor contracts to which the Company or any Subsidiary is a party or is otherwise subject.

     9.17 Environmental and Safety and Health Matters.  Except as disclosed on
          -------------------------------------------
Schedule 9.17, the Company and each of its Subsidiaries and each property,
-------------
operation and facility that the Company or any Subsidiary may own, operate or control (i) complies in all material respects with (A) all applicable Environmental Laws and (B) all applicable Occupational Safety and Health Laws;
(ii) is not subject to any judicial or administrative proceeding alleging the violation of any Environmental Law or Occupational Safety and Health Law; (iii) has not received any notice (A) that it may be in violation of any Environmental Law or Occupational Safety and Health Law, or (B) threatening the commencement of any proceeding relating to allegedly unlawful, unsafe or unhealthy conditions or (C) alleging that it is or may be responsible for any response, cleanup, or corrective action, including but not limited to any remedial investigation/feasibility study, under any Environmental Law or Occupational Safety and Health Law; (iv) is not the subject of federal or state investigation evaluating whether any investigation, remedial action or other response is needed to respond to (A) a spillage, disposal or release or threatened release into the environment of any Hazardous Material, or (B) any allegedly unsafe or unhealthful condition; (v) has not filed any notice under or relating to any Environmental Law or Occupational Safety and Health Law indicating or reporting

(A) any past or present spillage, disposal or release into the environment of, or treatment, storage or disposal of, any Hazardous Material, or (B) any potentially unsafe or unhealthful condition, and to the best of the Company's knowledge there exists no basis for such notice irrespective of whether such notice was actually filed and (vi) has no material Contingent Liability in connection with (A) any actual or potential spillage, disposal or release into the environment of, or otherwise with respect to, any Hazardous Material, whether on any premises owned or occupied by the Company or any Subsidiary or on any other premises or (B) any unsafe or unhealthful condition. Except as disclosed on Schedule 9.17, there are no Hazardous Materials on, in or under any
             -------------
property or facilities owned, operated or controlled by the Company or any Subsidiary, including but not limited to such Hazardous Materials that may be contained in underground storage tanks, but excepting Hazardous Materials used in the ordinary course of the business of the Company and its Subsidiaries and used, stored, handled, treated and disposed in all material respects in accordance with all applicable laws, including Environmental Laws and Occupational Safety and Health Laws.

     9.18 Recapitalization.
          ----------------

     (a) On the Recapitalization Effective Date, the Recapitalization will be consummated in accordance with the terms of the Recapitalization Documents.

     (b) The Recapitalization has complied and will comply in all respects with all applicable legal requirements, and all necessary governmental, regulatory, shareholder and other consents and approvals required for the consummation of the Recapitalization were, prior to the consummation thereof, duly obtained and in full force and effect.

     (c) The execution and delivery of the Recapitalization Documents, and the consummation of the transactions contemplated therein, does not and will not violate any statute or regulation of the United States or of any state or other applicable jurisdiction, or any order, judgment or decree of any court or governmental body, or result in a breach of, or constitute a default under, any agreement, indenture, order or decree affecting ENI, the Parent, the Company or any of their respective Subsidiaries.

     (d) The Company has furnished to the Agent and each Bank a true and correct copy of the Recapitalization Documents and the Offering Memorandum.

     (e) All of the representations and warranties of ENI and the Parent contained in the Recapitalization Documents and the Offering Memorandum are true and correct as of the date hereof.

     9.19 Real Property.  Set forth on Schedule 9.19 is a complete and accurate
          -------------                -------------
list, as of the date of this Agreement and after giving effect to the Recapitalization, of the address and legal description of any real property owned or leased by the Company or any Subsidiary, together with, in the case of leased property, the name and mailing address of the lessor of such property.

     9.20 Information.  All written information heretofore or contemporaneously
          -----------
herewith furnished by the Company or any Subsidiary to any Bank for purposes of or in connection with this Agreement (including, without limitation, all information contained in the Offering Memorandum) and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Company or any Subsidiary to any Bank pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

     9.21 Proceeds.  The proceeds of the Loans will be used for general working
          --------
capital purposes, other general corporate purposes and other activities to the extent permitted by this Agreement.

     SECTION 10  COVENANTS.

     Until the expiration or termination of the Commitments and thereafter until all obligations of the Company hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated, the Company agrees that, unless at any time the Required Banks shall otherwise expressly consent in writing, it will:

     10.1  Reports, Certificates and Other Information.  Furnish to each Bank:
           -------------------------------------------

     10.1.1  Annual Report.  Promptly when available and in any event within 90
             -------------
days after the close of each Fiscal Year, (a) a copy of the annual report of the Company and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Company and its Subsidiaries for such Fiscal Year, which report

(i) shall be certified by Coopers & Lybrand, or other independent auditors of recognized national standing selected by the Company and reasonably acceptable to the Required Banks, in an audit report which shall be without qualification as to going concern or scope and (ii) shall be accompanied by a written statement from such auditors to the effect that in making the examination necessary for the signing of such audit report they have not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if they have become aware of any such event, describing it in reasonable detail; and (b) a copy of the consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and consolidating statements of earnings for the Company and its Subsidiaries for such Fiscal Year, together with a certificate of the chief executive officer, the chief financial officer, the chief operating officer or the controller of the Company certifying that such financial statements fairly present the financial condition and results of operations of the Company and its Subsidiaries as of the dates and periods indicated.

     10.1.2  Monthly Reports.  Promptly when available and in any event within
             ---------------
30 days after the end of each month of each Fiscal Year, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such calendar month and consolidated and consolidating statements of earnings and consolidated statements of cash flow for such month and for the period beginning with the first day of such Fiscal Year and ending on the last day of such month, including a comparison with the corresponding month and period of the previous Fiscal Year and a comparison with the budget for such month and for such period of such Fiscal Year, together with (a) a certificate of the chief executive officer, the chief financial officer, the chief operating officer or the controller of the Company to the effect that such financial statements fairly present the financial condition and results of operations of the Company and its Subsidiaries as of the dates and periods indicated, subject to changes resulting from normal year-end adjustments, and (b) an earned sales report and a schedule (by entity) of property, plant and equipment, in each case substantially in the form customarily prepared by the Company immediately prior to the Restatement Effective Date (or such other form as the Agent may reasonably approve).

     10.1.3  Certificates.  (a) Contemporaneously with the furnishing of a copy
             ------------
of each annual audit report pursuant to Section 10.1.1, and each set of monthly
                                        --------------
statements pursuant to Section 10.1.2, a duly completed certificate in the form
                       --------------
of Exhibit B, with appropriate insertions, dated the date of such annual report
   ---------
or such monthly statements and signed by the chief executive officer, the chief financial officer, the chief operating officer or the controller of the Company, containing a computation of each of the financial ratios and restrictions set forth in this Section 10 and
                                                                ----------
to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it; and
(b) promptly when available and in any event within 30 days after the end of each month, a certificate (a "Borrowing Base Certificate") in the form of Exhibit M, with appropriate insertions, signed by the chief executive officer,
---------
the chief financial officer, the chief operating officer or the controller of the Company.

     10.1.4  Reports to SEC and to Shareholders.  Promptly upon the filing or
             ----------------------------------
sending thereof, a copy of (a) any annual, periodic or special report or registration statement (inclusive of exhibits thereto) filed with the SEC or any securities exchange and (b) any report, proxy statement or similar communication to the Company's shareholders generally.

     10.1.5  Notice of Default, Litigation and ERISA Matters.  Promptly (and in
             -----------------------------------------------
any event within one Business Day in the case of clause (a) and within five days
                                                 ----------
in the case of clauses (b) through (e)) after any officer of the Company learns
               -----------         ---
of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto:
(a) the occurrence of an Event of Default or an Unmatured Event of Default; (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Banks which has been instituted or, to the knowledge of the Company, is threatened against the Company or any Subsidiary or to which any of the properties of any thereof is subject which has had or is reasonably likely to have a Material Adverse Effect; (c) any material adverse development which occurs in any litigation, arbitration or governmental investigation or proceeding previously disclosed on Schedule 9.6 or pursuant to
                                                    ------------
clause (b); (d) the institution of any steps by the Company, any of its
----------
Subsidiaries or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty, or any material increase in the Contingent Liability of the Company with respect to any post-retirement Welfare Plan benefit; and (e) the occurrence of any other event or circumstance which has had or is reasonably likely to have a Material Adverse Effect.

     10.1.6  Subsidiaries.  Promptly upon the occurrences thereof, a written
             ------------
report of any change in the list of its Subsidiaries.

     10.1.7  Management Reports.  Promptly upon the request of the Agent or any
             ------------------
Bank, copies of all detailed financial and management reports submitted to the Company by independent auditors in connection with any annual or interim audit made by such auditors of the books of the Company.

     10.1.8  Insurance Information.  Not later than 90 days after the end of
             ---------------------
each Fiscal Year, a complete and accurate summary of the property and casualty insurance program of the Company, containing substantially the same information with respect to such insurance program as the information set forth on Schedule
                                                                       --------
9.15; promptly upon the occurrence thereof, a written report of any change in the Company's insurance program which will materially reduce the amount or scope of coverage.

     10.1.9  Other Information.  Promptly from time to time, such other
             -----------------
information concerning the Company and its Subsidiaries as any Bank or the Agent may reasonably request.

     10.2  Books, Records and Inspections.  Keep, and cause each Subsidiary to
           ------------------------------
keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with generally accepted accounting principles; permit, and cause each Subsidiary to permit, on reasonable notice and at reasonable times and intervals (or at any time without notice during the existence of an Event of Default) any Bank or the Agent or any representative thereof to inspect the properties and operations of the Company and of such Subsidiary; and permit, and cause each Subsidiary to permit, on reasonable notice and at reasonable times and intervals (or at any time without notice during the existence of an Event of Default) any Bank or the Agent or any representative thereof to visit any or all of its offices, to perform appraisals of the Company's or such Subsidiary's real and/or personal property, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with any Bank or the Agent or any representative thereof, provided that the Company shall have the right to be present at any such discussions so long as no Event of Default or Unmatured Event of Default exists), and to examine (and, at the expense of the Company or the applicable Subsidiary, photocopy extracts from) any of its books or other corporate records. All such visits, appraisals, discussions, and examinations shall be at the Company's expense, provided that so long as no Event of Default or Unmatured Event of Default exists, the Company shall not be required to pay for more than one appraisal of the Company's equipment or one appraisal of any item of real property in any calendar year. It is understood that on or before March 31, 1998, the Agent intends to conduct a Collateral evaluation and that the Company shall fully cooperate with the Agent in connection therewith and shall pay all expenses of the Agent, including appraisals related thereto (on an estimated basis such expenses to approximate $10,000).

     10.3  Insurance.
           ---------

     (a) Maintain, and cause each Subsidiary to maintain, with reputable, financially sound insurance companies (rated at least A- by A.M. Best & Co.) acceptable to the Agent, insurance to such extent and against such hazards and liabilities as is customarily maintained by companies similarly situated (and, in any event, such insurance as may be required by any law or governmental regulation or any court order or decree) and, upon request of the Agent or any Bank, furnish to the Agent or such Bank a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Company and its Subsidiaries. Such certification shall be executed by the insurer or by an authorized representative of the insurer or by the broker of such insurer where it is not practical for such insurer to execute the certificate itself. Such certification shall identify underwriters, the type of insurance, the insurance limits and the policy term. Upon request of the Agent or any Bank, the Company shall furnish the Agent or any Bank with copies of all insurance policies, binders and cover notes or other evidence of such insurance obtained by it and its Subsidiaries.

     (b) The Company further agrees as follows: (1) Each policy for liability insurance shall show the Agent as an additional insured; and (2) Each insurance policy shall provide that the carrier shall endeavor to give the Agent 30 days' prior written notice before the policy is cancelled or amended.

     10.4  Compliance with Laws; Maintenance of Property; Payment of Taxes and
           -------------------------------------------------------------------
Liabilities.  (a) Comply, and cause each Subsidiary to comply, in all material
-----------
respects with all applicable laws, rules, regulations and orders the noncompliance with which would be reasonably likely to have a Material Adverse Effect; (b) maintain or cause to be maintained, and cause each Subsidiary to maintain or cause to be maintained, in good repair, working order and condition all material properties used in its business, and make, and cause each Subsidiary to make, all appropriate repairs, renewals and replacements of such properties; (c) pay, and cause each Subsidiary to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property; provided, however, that the foregoing
                                           --------  -------
shall not require the Company or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto; and (d) not, and not permit any Subsidiary to, file or consent to the filing of any consolidated income tax return with any Person other than Parent and its Subsidiaries.

     10.5  Maintenance of Existence, etc.  Maintain and preserve, and (subject
           ------------------------------
to Section 10.12) cause each Subsidiary to maintain and preserve, (a) its
   -------------
existence and good standing in the jurisdiction of its incorporation and (b) its qualification and good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing would not be reasonably likely to result in a Material Adverse Effect).

     10.6  Financial Covenants.
           -------------------

     10.6.1  Funded Debt to Cash Flow Ratio.  Not permit Funded Debt to Cash
             ------------------------------
Flow Ratio to exceed the following ratios as of the end of any Fiscal Quarter during the following years:

               Fiscal                Funded Debt to
               Year:                Cash Flow Ratio:
               ------               ----------------
                 1997                    6.00:1.0
                 1998                    6.00:1.0
                 1999                    5.50:1.0
                 2000                    5.25:1.0.

     10.6.2  Interest Coverage Ratio.  Not permit the Interest Coverage Ratio to
             -----------------------
be less than the following ratios as of the end of any Fiscal Quarter during the following years:

                 Fiscal                Interest
               Year Ending:         Coverage Ratio
               ------------         --------------
                 1997                   1.50:1.00
                 1998                   1.50:1.00
                 1999                   1.75:1.00
                 2000                   1.75:1.00.

     10.6.3  Fixed Charge Coverage Ratio.  Not permit the Fixed Charge Coverage
             ---------------------------
Ratio to be less than the following ratios as of the end of any Fiscal Quarter during the following years:

                      Fiscal                        Fixed Charge
                   Year Ending:                    Coverage Ratio
                   ------------                    --------------
                        1997                         1.10:1.00
                        1998                         1.15:1.00
                        1999                         1.20:1.00
                        2000                         1.25:1.00

     10.6.4  Underbillings Ratio.  Not permit the Underbillings Ratio as of the
             -------------------
last day of any Computation Period to be greater than 5%.

     10.7  Limitations on Debt.  Not, and not permit any Subsidiary to, create,
           -------------------
incur, assume or suffer to exist any Debt, except (a) obligations arising under the Loan Documents; (b) Debt in respect of Capital Leases; (c) Debt of Subsidiaries to the Company or to other Subsidiaries; (d) unsecured Debt of the Company to Subsidiaries; (e) Hedging Agreements entered into by the Company or any Subsidiary; (f) Contingent Liabilities in respect of any obligation of the Company or any Subsidiary incurred in the ordinary course of business; (g) Debt in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made in accordance with
Section 10.4; (h) other Debt outstanding on the date hereof and listed under the
------------
heading "Continuing Debt" in Schedule 10.7 or hereafter incurred in connection
                             -------------
with Liens permitted by Section 10.8, and extensions, renewals and refinancings
                        ------------
of any Debt described in this clause (h) so long as the principal amount thereof
                              ----------
is not increased; (i) Subordinated Debt; (j) Debt to be Repaid (provided that
                                                                --------
all such Debt shall be paid on or before the Restatement Effective Date); (k) other Debt outstanding on the Restatement Effective Date listed under the heading "Continuing Debt" on Schedule 10.7; (l) the Senior Notes, and (m) other Debt, in addition to Debt permitted by the foregoing clauses of this Section
                                                                     -------
10.7, not to exceed $5,000,000 in the aggregate of which not more than
----
$2,500,000 shall consist of Capital Leases, mortgage financings or purchase money obligations permitted under the Indenture.

     10.8  Liens.  Not, and not permit any Subsidiary to, create or permit to
           -----
exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves; (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety and appeal bonds, bids, statutory obligations, payment or performance bonds, deposits to secure the performance of bids, trade contracts, government contracts, leases, licenses or other obligations of a like nature incurred in the ordinary course of business) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, and, in each case, for which it maintains adequate reserves; (c) Liens identified on Schedule 10.8; (d) Liens in
                                                     -------------
connection with Capital Leases; (e) any Lien arising in connection with the acquisition, construction or improvement of property after the date hereof, and attaching only to the property being acquired, constructed or improved, if the Debt secured thereby does not exceed 90% of the fair market value of the property acquired at the time of acquisition thereof or 90% of the cost of such construction or improvement, as the case may be, nor $2,500,000 in the aggregate for all such Debt of the Company and all Subsidiaries at any one time outstanding; (f) attachments, judgments and other similar Liens, for sums not exceeding $500,000 (excluding any portion thereof which is covered by insurance so long as the insurer is reasonably likely to be able to pay and has accepted a tender of defense and indemnification without reservation of rights) arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and claims secured thereby are being actively contested in good faith and by appropriate proceedings; (g) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole; (h) leases or subleases granted by the Company or any Subsidiary in the ordinary course of its business; (i) extensions, renewals or replacements of any Lien permitted by the foregoing provisions of this Section 10.8, but only if the principal amount
                                 ------------
of the Debt secured thereby immediately prior to such extension, renewal or replacement is not increased and such Lien is not extended to any other property; (j) Liens on cash of the Company and its Subsidiaries in connection with Secured Third Party Letters of Credit securing amounts not to exceed $2,000,000 in the aggregate; (k) Liens in favor of the Agent to secure the Liabilities; and (l) Liens in favor of the trustee under the Indenture to secure expenses of the trustee.

     10.9  Capital Expenditures.  Not, and not permit any Subsidiary to, make or
           --------------------
commit to make any Capital Expenditures in any Fiscal Year unless, after giving effect to such Capital Expenditure, the aggregate amount of all Capital Expenditures

(excluding Capital Expenditures pursuant to Capital Leases permitted by Section
                                                                        -------
10.23) made by the Company and its Subsidiaries during such Fiscal Year shall
-----
not exceed $3,000,000.00.

     10.10  Dividends, etc.  Not, and not permit any Subsidiary to, (a) declare
            --------------
or pay any dividends on any of its capital stock (other than stock dividends),
(b) purchase or redeem any capital stock of the Company or any Subsidiary or any warrants, options or other rights in respect of such stock, (c) make any other distribution to shareholders of the Company or any Subsidiary, (d) prepay, purchase or redeem any Subordinated Debt or (e) set aside funds for any of the foregoing; except that:

     (i) any Subsidiary may pay dividends to the Company or to any other Wholly-Owned Subsidiary;

     (ii) so long as no Event of Default or Unmatured Event of Default exists or would result therefrom, to the extent and only to the extent permitted under the Indenture, the Company may declare or pay dividends on its capital stock or may purchase or redeem stock of the Company from any individual (or the estate or heirs of any individual); provided that (a) the Company shall not use the proceeds of any Loans to make any such declaration or payment of dividends or purchase or redemption of stock, and (b) prior to making any such declaration or payment of dividends or purchase or redemption of stock, the aggregate unused amount of the Revolving Commitments (taking into account any Borrowing Base limitation) shall equal or exceed $10,000,000; and

     (iii)  subject to satisfaction of the conditions in Section 11.1, 11.2 and
                                                         ------------  ----
            11.3, a dividend of $56,000,000 to effect the Recapitalization.
            ----

     10.11  Investments.  The Company will not, nor will it permit any
            -----------
Subsidiary to, make, incur, assume or suffer to exist any Investment in any other Person, except:

          (a) Investments existing on the Restatement Effective Date and identified in Schedule 10.11;
                   --------------

          (b)  Cash Equivalent Investments;

          (c) Investments by the Company in its Subsidiaries or by any Subsidiary in any other Subsidiary, in the form of contributions to capital or loans or advances; provided that, immediately before and after giving
                           --------
     effect to such

     Investment, no Event of Default or Unmatured Event of Default shall have occurred and be continuing;

          (d) Investments by the Company or any Subsidiary in any Subsidiary, in the form of capital contributions existing on the date hereof;

          (e)  loans or advances made by any Subsidiary to the Company;

          (f) loans evidenced by the Management Notes and other loans or advances to officers and employees of the Company or of any Subsidiary for travel or other ordinary business expenses not in excess of $300,000 in the aggregate at any time;

          (g) loans or advances to, or deposits with, contractors and suppliers in the ordinary course of business not in excess of $200,000 in the aggregate at any time;

          (h) bank deposits in the ordinary course of business with any Bank or with any other commercial banking institution; in the ordinary course of business;

          (i) extensions of credit in the nature of Accounts Receivable or notes receivable arising from the sale or lease of goods and services in the ordinary course of business;

          (j) shares of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business; and

          (k)  Investments not otherwise permitted by the foregoing clauses (a)
                                                                    -----------
     through (j) so long as no Event of Default or Unmatured Event of Default
             ---
     has occurred and is continuing or would result therefrom.

     10.12  Mergers, Consolidations, Sales.  Not, and not permit any Subsidiary
            ------------------------------
to, be a party to any merger or consolidation, liquidate or dissolve, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or, except in the ordinary course of its business, sell, transfer, convey or lease any of its assets, or sell or assign with or without recourse any receivables, except for (i) any such merger or consolidation, sale, transfer, conveyance, lease, liquidation, dissolution, or assignment of or by any Wholly-Owned Subsidiary into the Company or into, with or to any other Wholly-Owned Subsidiary, (ii) any such purchase or other acquisition by the Company or any Wholly-Owned Subsidiary of the assets or stock of any Wholly-Owned Subsidiary, (iii) subject to compliance with the conditions in Section
                                                                     -------
11.1, 11.2 and 11.3, the Recapitalization Merger, (iv) Investments (including
----  ----     ----
Investments by way of merger) permitted by Section 10.11; (v) so long as no
                                           -------------
Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom, the sale of assets (including the sale of stock of any Subsidiary); provided that the aggregate proceeds of all sales of assets in any one Fiscal Year shall not exceed an amount equal to 10% of the consolidated book value of the assets of the Company and its Subsidiaries, as of the beginning of such Fiscal Year, and, in the case of the sale of stock of a Subsidiary or the sale of substantially all of the assets of a Subsidiary or division, the consolidated net income of the Company for the prior Fiscal Year attributable to such Subsidiary or division shall not exceed an amount equal to 5% of the total consolidated net income of the Company and its Subsidiaries, for the prior Fiscal Year.

     10.13  [Reserved].

     10.14  Use of Proceeds.  Not use or permit any proceeds of any Loan to be
            ---------------
used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of (a) "purchasing or carrying" any Margin Stock; or (b) purchasing or otherwise acquiring any stock of any Person if such Person (or its board of directors) has (i) announced that it will oppose such purchase or other acquisition or (ii) commenced any litigation which alleges that such purchase or other acquisition violates, or will violate, applicable law.

     10.15  Transactions with Affiliates.  Not, and not permit any Subsidiary
            ----------------------------
to, enter into or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Company or any Subsidiary) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates. Without limiting the foregoing, the Company will not, and will not permit any Subsidiary to, pay any management, consulting or similar fee to any Affiliate (other than to the Company or a Subsidiary), provided that the Company may reimburse BancBoston Ventures Inc.
             --------
(or an Affiliate thereof) and The KB Mezzanine Fund (or an Affiliate thereof) for reasonable out-of-pocket expenses arising out of services actually rendered.

     10.16  Employee Benefit Plans.  Maintain, and cause each Subsidiary to
            ----------------------
maintain, each Pension Plan in compliance in all material respects with all applicable requirements of law and regulations, and, without limiting the generality of the foregoing, not at any time permit the aggregate accumulated benefit obligations of all Pension Plans to exceed the aggregate assets of all Pension Plans (as shown on the most recent Form 5500 filed with the Internal Revenue Service with respect to each such Pension Plan).

     10.17  Environmental Covenants.
            -----------------------

     10.17.1  Environmental Response Obligation.  (a) Comply, and cause each
              ---------------------------------
Subsidiary to comply, with any Federal or state judicial or administrative order requiring the performance at any real property owned, operated or leased by the Company or any Subsidiary of activities in response to the release or threatened release of a Hazardous Material, except for the period of time that the Company or such Subsidiary is diligently in good faith contesting such order; (b) notify the Agent within ten days of the receipt of any written claim, demand, proceeding, action or notice of liability by any Person arising out of or relating to the release or threatened release of a Hazardous Material; and (c) notify the Agent within ten days of any release, threat of release, or disposal of Hazardous Material reported by the Company or any Subsidiary to any governmental or regulatory authority at any real property owned, operated, or leased by the Company or any Subsidiary.

     10.17.2  Environmental Liabilities.  (a) Comply, and cause each Subsidiary
              -------------------------
to comply, in all material respects with all material Environmental Laws; (b) without limiting clause (a), not commence disposal of any Hazardous Material
                 ----------
into or onto any real property owned, operated or leased by the Company or any Subsidiary; and (c) without limiting clause (a), not allow any Lien imposed
                                     ----------
pursuant to any law, regulation or order relating to Hazardous Materials or the disposal thereof to remain on any real property owned, operated or leased by the Company or any Subsidiary.

     10.17.3  Environmental Assessments.  Without limiting any other provision
              -------------------------
of this Agreement, permit, and cause each Subsidiary to permit, the Agent or any Bank to investigate the environmental aspects of the properties, facilities and operations of the Company or such Subsidiary (including taking samples and conducting such other activities as the Agent or such Bank deems appropriate). If the Agent decides to cause such an environmental assessment of any property to be conducted because of (a) the Agent's considering taking possession of or title to such property after the occurrence of an Event of Default or (b) a material change in the use of the property which, in the opinion of the Required Banks, increases the risk of non-compliance with Environmental Laws or increases the risk of cost or liabilities thereunder, then the Company shall pay upon demand all costs and expenses (including reasonable attorney's fees)
connected with such assessment.  Nothing in this Section 10.17.3, and no actions
                                                 ---------------
taken by the Agent or any Bank pursuant hereto, shall give, or be construed as giving, to the Banks the right or obligation to direct or control the conduct or action or inaction of the Company or any Subsidiary with respect to any environmental matters, including but not limited to those pertaining to compliance with any Environmental Law.

     10.18  Unconditional Purchase Obligations.  Not, and not permit any
            ----------------------------------
Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

     10.19  Inconsistent Agreements.  Not, and not permit any Subsidiary to,
            -----------------------
enter into any agreement containing any provision which would be violated or breached by any borrowing by the Company hereunder or by the performance by the Company or any Subsidiary of any of its obligations hereunder or under any other Loan Document.

     10.20  Further Assurances.  Take, and cause each Subsidiary to take, such
            ------------------
actions as the Agent may reasonably request from time to time (including, without limitation, the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, Landlord's Consents, stock powers, financing statements, lien searches, and other documents, the filing or recording of any of the foregoing, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that (a) the obligations of the Company hereunder and under the other Loan Documents are secured by all Accounts Receivable and Inventory of the Company and guaranteed by all Domestic Significant Subsidiaries (including, promptly upon the acquisition or creation thereof, any Domestic Significant Subsidiary created or acquired after the date hereof) and (b) the obligations of each Domestic Significant Subsidiary under the Guaranty are secured by all Accounts Receivable and Inventory of such Domestic Significant Subsidiary (subject, in the case of both clause (a) and clause (b) above, to such
                              ----------     ----------
exceptions as the Agent or the Required Banks may permit from time to time).

     10.21  Amendments to Certain Documents.  Not make or agree to any amendment
            -------------------------------
to or modification, or waive any of its rights under, any of the terms of the Management Notes or the Recapitalization Documents, except for any such amendment, modification or waiver (i) as to which the Company shall have given the Banks 30 days prior written notice, and (ii) which does not in any way adversely affect the interests of the Banks.

     10.22  Intentionally deleted.

     10.23  Capital Leases.  Not permit the aggregate amount of all payments by
            --------------
the Company and its Subsidiaries as lessee under Capital Leases to exceed $2,500,000 in any Fiscal Year.

     10.24  Operating Leases.  Not permit the aggregate amount of all payments
            ----------------
by the Company and its Subsidiaries as lessee under operating leases to exceed $3,000,000 in any Fiscal Year.

     10.25  Underbillings.  Not at any time permit the Underbillings with
            -------------
respect to any project to be greater than $3,000,000.

     10.26  Conduct of Business.  Not, and not permit any Subsidiary to, engage
            -------------------
in any business other than business of the type (or similar or related types) described in Schedule 10.26.
             --------------

     10.27  Third Party Lien Restrictions.  Not, and not permit any Subsidiary
            -----------------------------
to, permit any Person to restrict the Company's or any Subsidiary's ability to grant a Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired) to the Agent, for the benefit of the Banks.

     10.28  Payments on Senior Notes.  Not, and not permit any Subsidiary to,
            ------------------------
purchase, redeem, prepay or make any other payment on the Senior Notes other than payments required to be made under the Indenture or the Senior Notes; provided, however, that the Company may purchase Senior Notes for its own
--------  -------
account so long as (i) no Event of Default or Unmatured Event of Default shall exist immediately before or after giving effect to such purchase, and (ii) the Company shall not use the proceeds of any Loans to make any such purchase, and
(iii) prior to making any such purchase, the aggregate unused amount of the Revolving Commitments (taking into account any Borrowing Base limitation) shall equal or exceed $10,000,000.

     10.29  Collateral.  Upon request of Agent following the occurrence of any
            ----------
Event of Default or Unmatured Event of Default, the Company shall, and shall cause each Domestic Subsidiary, to grant to the Agent, for the benefit of the Banks, a first priority perfected lien on all the assets constituting property, plant and equipment of the Company and its Domestic Subsidiaries, such Lien to be accompanied by such documentation (including security agreements, mortgages, UCC financing statements, certificates, resolutions and opinions) as the Agent shall reasonably require.

     10.30  Subsidiaries.  Not, and not permit any Subsidiary to, create,
            ------------
acquire or otherwise permit to exist any Significant Subsidiary unless (w) in the case of any Domestic Significant Subsidiary, the equity interests owned directly or indirectly by the Company or its Subsidiaries are pledged to the Agent for the benefit of the Banks pursuant to the Company Pledge Agreement or the Subsidiary Pledge Agreement, as applicable, (x) in the case of any Foreign Significant Subsidiary, 65% of the equity interests owned directly or indirectly by the Company or its Subsidiaries are pledged to the Banks pursuant to the Company Pledge Agreement or the Subsidiary Pledge Agreement, (y) in the case of any Foreign Significant Subsidiary created after the Restatement Effective Date, such Subsidiary is owned by a wholly-owned Subsidiary of the Company, and (z) each such Domestic Significant Subsidiary shall have executed Guaranties in favor of the Agent and shall have granted to the Agent for the benefit of the Banks a perfected security interest in all of such Subsidiary's assets consisting of Accounts Receivable and Inventory pursuant to such Collateral Documents as may be reasonably required by the Agent.

     10.31  Non-Significant Subsidiaries.  Not permit (i) in any Fiscal Year the
            ----------------------------
aggregate net income of all non-Significant Subsidiaries to exceed 5% of total consolidated net income of the Company and its Subsidiaries for such Fiscal Year or (ii) the aggregate book value of the assets of all non-Significant Subsidiaries to exceed 5% of the consolidated book value of the assets of the Company and its Subsidiaries. Upon any Event of Default under this Section
                                                                    -------
10.31, the Agent shall have, in addition to all other rights and remedies, the
-----
right to take a lien on property, plant and equipment of all Domestic Subsidiaries pursuant to Section 10.29.
                         -------------

      SECTION 11  CONDITIONS TO EFFECTIVENESS OF RESTATED AGREEMENT, ETC.

     The effectiveness of this Agreement and the obligation of each Bank to make any Loan and of BofA to issue any Letter of Credit is subject to the following conditions precedent:

     11.1  Documentary Conditions to Effectiveness.  The effectiveness of this
           ---------------------------------------
Agreement and the obligation of each Bank to make its initial Loan and of BofA to issue the initial Letter of Credit under this Agreement, whichever first occurs, is, in addition to the conditions precedent specified in Sections 11.2
                                                                 -------------
and 11.3, subject to the conditions precedent (and the date on which all such
    ----
conditions precedent have been satisfied or waived in writing by the Banks is called the "Restatement Effective Date") that the Agent shall have received, on or prior to

November 15, 1997, all of the following, each duly executed and dated the Restatement Effective Date (or such earlier date as shall be satisfactory to the Agent), in form and substance satisfactory to the Agent, and each (except for the Notes, of which only the originals shall be signed) in sufficient number of signed counterparts to provide one for each Bank:

     11.1.1  Notes.  The Replacement Notes.
             -----

     11.1.2  Resolutions.  Certified copies of resolutions of the Board of
             -----------
Directors of the Company authorizing or ratifying the execution, delivery and performance by the Company of this Agreement, the Notes and the other Loan Documents to which the Company is a party; and certified copies of resolutions of the Board of Directors of each Guarantor authorizing or ratifying the execution, delivery and performance by such Guarantor of the Guaranty and the other Loan Documents to which such Guarantor is a party.

     11.1.3  Consents, etc.  Certified copies of all documents evidencing any
             -------------
necessary corporate action, consents and governmental approvals (if any) required for the execution, delivery and performance of the Loan Documents by the Company and each Guarantor.

     11.1.4  Incumbency and Signature Certificates.  A certificate of the
             -------------------------------------
Secretary or an Assistant Secretary of the Company and each Guarantor certifying the names of the officer or officers of such entity authorized to sign the Loan Documents to which such entity is a party, together with a sample of the true signature of each such officer (it being understood that the Agent and each Bank may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

     11.1.5  Guaranty.  A guaranty, substantially in the form of Exhibit C,
             --------                                            ---------
executed by the Guarantors (as amended, supplemented or otherwise modified from time to time, the "Guaranty").

     11.1.6  Security Agreement, etc.  A security agreement, substantially in
             -----------------------
the form of Exhibit D (as amended, supplemented or otherwise modified from time
            ---------
to time, the "Security Agreement") issued by the Company and each Guarantor, together with such fully-executed UCC-1 forms as the Agent may require.

     11.1.7  Pledge Agreements.  A pledge agreement, substantially in the form
             -----------------
of Exhibit E, issued by the Company (as amended, supplemented or otherwise
   ---------
modified from time to time, the "Pledge Agreement"), and a pledge agreement, substantially in the form of Exhibit E-2, issued by Roberts & Schaefer Company
                             -----------

(such pledge agreement, together with any other pledge agreement executed in the future by a Subsidiary pursuant hereto, in each case as amended, supplemented or otherwise modified from time to time, each a "Subsidiary Pledge Agreement"), together with the stock certificates to be pledged thereunder and stock powers executed in blank.

     11.1.8  Assumption and Affirmation.  (i) The Assumption duly executed by
             --------------------------
the Company (as successor by merger of ENI into the Parent), substantially in the form of Exhibit N, and (ii) the Affirmation of Collateral Documents duly
            ---------
executed by each applicable Credit Party, substantially in the form of Exhibit
                                                                       -------
O.
-

     11.1.9  Recapitalization Documents.  A copy, certified as true and correct
             --------------------------
by the Secretary or an Assistant Secretary of the Company, of each of (a) the Recapitalization Documents (including all exhibits and schedules thereto) and
(b) the Management Notes.

     11.1.10  Good Standing Certificates.  To the extent requested by the Agent,
              --------------------------
a certificate of the due incorporation, legal existence and good standing of the Company and its Subsidiaries in their respective state of incorporation, issued by the appropriate authorities of such jurisdictions.

     11.1.11   Solvency Certificate.  A certificate of the chief executive
               --------------------
officer or the chief financial officer of the Company and each Guarantor as to the solvency of each such entity, substantially in the form of Exhibit K, with
                                                               ---------
appropriate insertions.

     11.1.12  Opinions of Counsel for the Company and the Guarantors.  The
              ------------------------------------------------------
opinion of Mayer, Brown & Platt, counsel for the Company and the Guarantors, in the form of Exhibit F .
            ----------

     11.1.13  Other Legal Opinions.  To the extent requested by the Agent, the
              --------------------
legal opinions required under the Recapitalization Documents.

     11.1.14  [Reserved]

     11.1.15  Insurance.  To the extent requested by the Agent, evidence of
              ---------
insurance required under Section 10.3.
                         ------------

     11.1.16  Other.  Such other documents as the Agent or any Bank may
              -----
reasonably request (including a certificate signed by a duly authorized representative of the Company certifying that all conditions set forth in Sections 11.1.1 through 11.1.16 have been satisfied).

     11.2  Additional Conditions to Effectiveness.  The effectiveness of this
           --------------------------------------
Agreement and the obligation of each Bank to make its initial Loan and of BofA to issue the initial Letter of Credit, whichever first occurs, is, in addition to the conditions precedent specified in Sections 11.1 and 11.3, subject to the
                                         -------------     ----
following conditions precedent:

     11.2.1  Debt to be Repaid, etc.  The Agent shall have received evidence,
             ----------------------
reasonably satisfactory to the Agent, that (a) all Debt to be Repaid has been, or concurrently with the making of such Loan or the issuance of such Letter of Credit will be, paid in full; and (b) all commitments under the agreements relating to such Debt, and all Liens securing such Debt, have been terminated.

     11.2.2  Fees.  The Company shall have paid (or shall have made arrangements
             ----
to pay with the proceeds of the initial Loan) all fees and expenses then due and payable to the Agent or any Bank (including, to the extent then billed, all amounts payable pursuant to Section 14.6).
                            ------------

     11.2.3  Recapitalization.  The Agent shall have received evidence,
             ----------------
reasonably satisfactory to the Agent, that the Recapitalization has been completed (without giving effect to the waiver of any conditions precedent set forth in the Recapitalization Documents unless consented to by all Banks).

     11.3  Additional Conditions to All Loans and Letters of Credit.  The
           --------------------------------------------------------
effectiveness of this Agreement and the obligation of each Bank to make each Loan and of BofA to issue each Letter of Credit is subject to the following further conditions precedent that:

     11.3.1  No Default, etc.  (a) No Event of Default or Unmatured Event of
             ----------------
Default has occurred and is continuing or will result from the making of such Loan, (b) the warranties of the Company contained in Section 9 (excluding
                                                     ---------
Sections 9.4, 9.6, 9.8 and 9.15 through 9.20) are true and correct as of the
------------  ---  ---     ----         ----
date of such requested Loan or the issuance of such Letter of Credit, with the same effect as though made on such date and (c) since the date of the financial statements described in Section 9.4 or, if later, the date of the most recent
                        -----------
financial statements delivered to the Banks pursuant to Section 10.1.1 or
                                                        --------------
10.1.2, no event has occurred which, in the reasonable credit judgment of the
------
Required Banks, may have a Material Adverse Effect.

     11.3.2  Confirmatory Certificate.  If requested by the Agent or any Bank,
             ------------------------
the Agent shall have received (in sufficient counterparts to provide one to each
Bank) a certificate dated the date of such requested Loan or Letter of Credit and signed by a duly authorized representative of the Company as to the matters set out in clauses (a) and (b) of Section 11.3.1 (it being understood that each request by
-----------     ---    --------------
the Company for the making of a Loan or the issuance of a Letter of Credit shall be deemed to constitute a warranty by the Company that the conditions precedent set forth in Section 11.3.1 will be satisfied at the time of the making of such
             --------------
Loan or the issuance of such Letter of Credit), together with such other documents as the Agent or any Bank may reasonably request in support thereof.

     11.4  Release.  The Agent agrees that it has released its Lien on all
           -------
property, plant and equipment of the Company and its Subsidiaries and promptly following the Restatement Effective Date, the Agent agrees to execute, at the expense of the Company, releases of all Liens other than Liens granted under the Security Agreement and the Pledge Agreements, such release to be without representation or warranty of any kind.


     SECTION 12  EVENTS OF DEFAULT AND THEIR EFFECT.

     12.1  Events of Default.  Each of the following shall constitute an Event
           -----------------
of Default under this Agreement:

     12.1.1  Non-Payment of the Loans, etc.  Default in the payment when due of
             -----------------------------
the principal of any Loan; or default, and continuance thereof for two Business Days, in the payment when due of any interest on any Loan, any reimbursement obligation with respect to any Letter of Credit or any fee or other amount payable by the Company hereunder or under any other Loan Document.

     12.1.2  Default under Other Debt.  Any default shall occur under the terms
             ------------------------
applicable to any Debt of the Company or any Subsidiary in an aggregate amount (for all Debt so affected) exceeding $500,000 and such default shall (a) consist of the failure to pay such Debt when due (subject to any applicable grace period), whether by acceleration or otherwise, (b) accelerate the maturity of such Debt or (c) permit the holder or holders of such Debt, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable prior to its expressed maturity.

     12.1.3  Other Material Obligations.  Default in the payment when due,
             --------------------------
whether by acceleration or otherwise, or in the performance or observance of, any material obligation of, or condition agreed to by, the Company or any Subsidiary with respect to any material purchase or lease of goods or services (except only to the extent that the existence of any such default is being contested by the Company or such Subsidiary in good faith and by appropriate proceedings and appropriate reserves have been made in respect of such default); but only if the aggregate liability of the Company and its Subsidiaries in respect of all such purchases and leases so affected shall exceed $500,000.

     12.1.4  Bankruptcy, Insolvency, etc.  The Company or any Subsidiary becomes
             ---------------------------
insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or the Company or any Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Company or such Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or any Subsidiary or for a substantial part of the property of any thereof and is not discharged within 30 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Subsidiary), is commenced in respect of the Company or any Subsidiary, and if such case or proceeding is not commenced by the Company or such Subsidiary, it is consented to or acquiesced in by the Company or such Subsidiary, or remains for 30 days undismissed; or the Company or any Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing.

     12.1.5  Non-Compliance with Provisions of This Agreement.  Failure by the
             ------------------------------------------------
Company to comply with or to perform any covenant set forth in Section 10.3,
                                                               ------------
10.5 through 10.12, 10.14, 10.15, 10.21 or 10.22; failure by the Company to
----         -----  -----  -----  -----    -----
comply with or to perform any covenant set forth in Section 10.13 or 10.20 and
                                                    -------------    -----
continuance of such failure for five days after notice thereof to the Company from the Agent or any Bank; or failure by the Company to comply with or to perform any other provision of this Agreement (and not constituting an Event of Default under any of the other provisions of this Section 12) and continuance of
                                                  ----------
such failure for 30 days after notice thereof to the Company from the Agent or any Bank.

     12.1.6  Warranties.  Any warranty made by the Company herein is breached or
             ----------
is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Company to the Agent or any Bank is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

     12.1.7  Pension Plans.  (i) Institution of any steps by the Company or any
             -------------
other Person to terminate a Pension Plan if as a result of such termination the Company could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $500,000 or (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

     12.1.8  Judgments.  Final judgments which exceed an aggregate of $500,000
             ---------
(excluding any portion thereof which is covered by insurance so long as the insurer is reasonably likely to be able to pay and has accepted a tender of defense and indemnification without reservation of rights) shall be rendered against the Company or any Subsidiary and shall not have been discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

     12.1.9  Invalidity of Guaranty, etc.  The Guaranty shall cease to be in
             ----------------------------
full force and effect with respect to any Guarantor (other than as expressly permitted hereunder), any Guarantor shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of the Guaranty, or any Guarantor (or any Person by, through or on behalf of such Guarantor) shall contest in any manner the validity, binding nature or enforceability of the Guaranty with respect to such Guarantor.

     12.1.10 Invalidity of Collateral Documents, etc.  Any Collateral Document
             ----------------------------------------
shall cease to be in full force and effect with respect to the Company or any Guarantor (other than as expressly permitted hereunder), the Company or any Guarantor shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of any Collateral Document, or the Company or any Guarantor (or any Person by, through or on behalf of the Company or any Guarantor) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document or the Agent's Lien granted under any Collateral Document shall cease to be a first-priority Lien subject only to such exceptions as are permitted in this Agreement or any applicable Collateral Document.

     12.1.11  Change in Control.  After the Recapitalization, the Principals (or
              -----------------
any successor as a result of death of any one, but not more than one, of the Principals) shall fail to beneficially own 80% of the issued and outstanding voting Stock of the Company.

     12.1.12  Bonding Arrangements.  (a) Any Person executing bonds,
              --------------------
undertakings or instruments of guaranty as surety for the Company or any Subsidiary with respect to any contracts to be entered into by the Company or such Subsidiary for any reason generally ceases to issue such bonds, undertakings or instruments of guaranty and such cessation could reasonably be expected to have a Material Adverse Effect; or (b) the Company or any of its Subsidiaries breaches or defaults with respect to any term of any bonded contract if the effect of such breach or default is to cause any Person executing bonds, undertakings or instruments of guaranty as surety for the Company or such Subsidiary to take possession of the work under such bonded contract and such possession could reasonably be expected to have a Material Adverse Effect.

     12.1.13  Material Adverse Change.  The Required Banks shall have determined
              -----------------------
in good faith that an event has occurred or a condition exists that has had or is reasonably likely to have a Material Adverse Effect.

     12.1.14  Default under Recapitalization Documents.  Any default shall occur
              ----------------------------------------
under the terms of the Recapitalization Documents.

     12.2  Effect of Event of Default.  If any Event of Default described in
           --------------------------
Section 12.1.4 shall occur, the Commitments (if they have not theretofore
--------------
terminated) shall immediately terminate and the Notes and all other obligations hereunder shall become immediately due and payable and the Company shall become immediately obligated to deliver to the Agent cash collateral in an amount equal to the outstanding face amount of all Letters of Credit, all without presentment, demand, protest or notice of any kind; and, in the case of any other Event of Default, the Agent may (and upon written request of the Banks shall) declare the Commitments (if they have not theretofore terminated) to be terminated and/or declare all Notes and all other obligations hereunder to be due and payable and/or demand that the Company immediately deliver to the Agent cash collateral in an amount equal to the outstanding face amount of all Letters of Credit, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Notes and all other obligations hereunder shall become immediately due and payable and/or the Company shall immediately become obligated to deliver to the Agent cash collateral in an amount equal to the face amount of all Letters of Credit, all without presentment, demand, protest or notice of any kind. The Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 12.1.1 or Section 12.1.4 may be waived by the
                          --------------    --------------
written concurrence of all of the Banks, and the effect as an Event of Default of any other event described in this Section 12 may be waived by the written
                                     ----------
concurrence of the Required Banks. Any cash collateral delivered hereunder shall be held by the Agent and applied to obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by the Agent to any remaining obligations hereunder and any excess shall be delivered to the Company or as a court of competent jurisdiction may direct.


     SECTION 13  THE AGENT.

     13.1  Appointment and Authorization; "Agent".
           -------------------------------------

     (a) Each Bank hereby irrevocably (subject to Section 13.11) appoints,
                                                  -------------
designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          (b) In the event that BofA issues a letter of credit it shall act on behalf of the Banks with respect to such letters of credit issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Required Banks to act for BofA with respect thereto; provided, however, that BofA shall have all of the benefits and
                 --------  -------
immunities (i) provided to the Agent in this Section 13 with respect to any acts
                                             ----------
taken or omissions suffered by BofA in connection with letters of credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the letters of credit as fully as if the term "Agent", as used in this Section 13, included BofA with respect to such acts or
                         ----------
omissions, and (ii) as additionally provided in this Agreement with respect to BofA.

     13.2  Delegation of Duties.  The Agent may execute any of its duties under
           --------------------
this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     13.3  Liability of Agent.  None of the Agent-Related Persons shall (i) be
           ------------------
liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) other than as expressly provided in clause (i) above, be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

     13.4  Reliance by Agent.
           -----------------

     (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks or all of the Banks, as the case may be, as it deems appropriate and, if it so reasonably requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

          (b) For purposes of determining compliance with the conditions specified in Section 11, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

     13.5  Funding Reliance.
           ----------------

     (a) Unless the Agent receives notice from a Bank by 11:00 A.M., Chicago time, on the day of a proposed borrowing that such Bank will not make available to the Agent the amount which would constitute its Revolving Percentage of such borrowing in accordance with Section 2.3, the Agent may assume that such Bank
                             -----------
has made such amount available to the Agent and, in reliance upon such assumption, may in its sole discretion, make a corresponding amount available to the Company. If and to the extent such Bank has not made any such amount available to the Agent, such Bank and the Company jointly and severally agree to repay such amount to the Agent forthwith on demand, together with interest thereon at the interest rate applicable to Loans comprising such borrowing (or, in the case of any Bank which repays such amount within three Business Days, the Federal Funds Rate). Nothing set forth in this clause (a) shall relieve any
                                                ----------
Bank of any obligation it may have to make any Loan hereunder.

     (b) Unless the Agent receives notice from the Company prior to the due date for any payment hereunder that the Company does not intend to make such payment, the Agent may assume that the Company has made such payment and, in reliance upon such assumption, may in its sole discretion, make available to each Bank its share of such payment. If and to the extent that the Company has not made any such payment to the Agent, each Bank which received a share of such payment shall repay such share (or the relevant portion thereof) to the Agent forthwith on demand, together with interest thereon at the Federal Funds Rate. Nothing set forth in this clause (b) shall relieve the Company of any obligation it may
                  ----------
have to make any payment hereunder.

     13.6  Notice of Default.  The Agent shall not be deemed to have knowledge
           -----------------
or notice of the occurrence of any Event of

Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Event of Default as may be requested by the Required Banks or Banks, as the case may be, in accordance with Section 12; provided, however, that unless and
                                            --------  -------
until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Banks.

     13.7  Credit Decision.  Each Bank acknowledges that none of the Agent-
           ---------------
Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company and its Subsidiaries hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

     13.8  Indemnification of Agent.  Whether or not the transactions
           ------------------------
contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the
                         --------  -------
payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys' fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Loans hereunder and the resignation or replacement of the Agent.

     13.9  Agent in Individual Capacity.  BofA and its Affiliates (and any other
           ----------------------------
Bank and its Affiliates) may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder (or in the case of any other Bank, as though such Bank were not a party hereto) and without notice to or consent of the Banks.
The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent.

     13.10  Collateral Matters.  The Banks irrevocably authorize the Agent, at
            ------------------
its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (a) upon termination of the Commitments and payment in full of all Loans and all other obligations of the Company under this Agreement and under any other Loan Document; (b) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (c) constituting property in which the Company or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter;
(d) constituting property leased to the Company or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Company or such Subsidiary to be, renewed or extended; or (e) subject to the penultimate sentence of Section 14.1, if approved, authorized or ratified in
                        ------------
writing by the Required Banks. Upon request by the Agent at any time, the Banks will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 13.10.
                                     -------------

     13.11  Successor Agent.  The Agent may, and at the request of the Required
            ---------------
Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 13 and Section 14.6 shall inure to its benefit as to any actions
     ----------     ------------
taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Agent at the request of the Required Banks unless BofA shall also simultaneously be replaced as "Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

     13.12  Withholding Tax.
            ---------------

     (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

          (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

          (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

          (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

     (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Loans of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Loans of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

     (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Loans of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

     (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection
(a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

     (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Loans and the resignation or replacement of the Agent.


     SECTION 14  GENERAL.

     14.1  Waiver; Amendments.  No delay on the part of the Agent or any Bank in
           ------------------
the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by the Company and by Banks having an aggregate Revolving Percentage of not less than the aggregate Revolving Percentage expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement or the Notes, by the Required Banks, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent (a) shall amend, modify or waive any condition precedent to any Revolving Loan without the consent of Banks holding 100% of the Revolving Commitments or (b) shall (i) extend or increase the amount of any Commitment,
(ii) extend the date for payment of any principal of or interest on the Loans or any fees payable hereunder, (iii) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, (iv) release any Person from its obligations under the Guaranty or release any substantial part of the collateral granted under the Collateral Documents or (v) change the aggregate Revolving Percentage required to effect an amendment, modification, waiver or consent without, in each case, the consent of all Banks. No provisions of
Section 13 shall be amended, modified or waived without the consent of the
----------
Agent.

     14.2  Confirmations.  The Company and each holder of a Note agree from time
           -------------
to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.

     14.3  Notices.  Except as otherwise provided in Sections 2.3, 2.4 and 4.3,
           -------                                   ------------  ---     ---
all notices hereunder shall be in writing (including, without limitation, facsimile transmission) and shall be sent to the applicable party at its address shown below its signature hereto or at such other address as such party may, by written notice received by the other parties hereto, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery shall be deemed to have been given when received. For purposes of Sections 2.3, 2.4 and
                                                          -----------------
4.3, the Agent shall be entitled to rely on telephonic instructions from any
---
person that the Agent in good faith believes is an authorized officer or employee of the Company, and the Company shall hold the Agent and each Bank harmless from any loss, cost or expense resulting from any such reliance.

     14.4  Computations.  (a) Where the character or amount of any asset or
           ------------
liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with generally accepted accounting principals applied on a basis consistent with those used in the preparation of the Company's audited financial statements referred to in Section 9.4(a); provided, however, that all financial
                          --------------  --------  -------
ratios and restrictions (including the ratios and restrictions set forth in
Section 10.6 and Section 10.10) shall be calculated without giving effect to the
------------     -------------
purchase accounting adjustments resulting from the Purchase (as defined in the Existing Credit Agreement), it being understood for purposes of this proviso that depreciation expense included in net income shall be calculated on the fixed asset basis and useful lives that existed prior to any step-up (increase) in basis as required by purchase accounting.

     14.5  Regulation U.  Each Bank represents that it in good faith is not
           ------------
relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

     14.6  Costs, Expenses and Taxes.  The Company agrees to pay on demand (a)
           -------------------------
all reasonable out-of-pocket costs and expenses of the Agent (including the fees and charges of counsel for the Agent and of local counsel, if any, who may be retained by said counsel) in connection with the preparation, execution, delivery and administration of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including, without limitation, any amendment, supplement or waiver to any Loan Document), and (b) all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees, court costs and other legal expenses) incurred by the Agent, and each Bank after an Event of Default in connection with the enforcement of this Agreement, the other Loan Documents or any such other documents. Each Bank agrees to reimburse the Agent for such Bank's pro rata share (based on its respective Revolving Percentage) of any such costs and expenses of the Agent not paid by the Company. In addition, the Company agrees to pay, and to save the Agent, and the Banks harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, the issuance of the Notes or the execution and delivery of any other Loan Document or any other document provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided for in this
Section 14.6 shall survive repayment of the Loans, cancellation of the Notes and
------------
any termination of this Agreement.

     14.7  Subsidiary References.  The provisions of this Agreement relating to
           ---------------------
Subsidiaries shall apply only during such times as the Company has one or more Subsidiaries.

     14.8  Captions.  Section captions used in this Agreement are for
           --------
convenience only and shall not affect the construction of this Agreement.

     14.9  Assignments; Participations.
           ---------------------------

     14.9.1  Assignments.  Any Bank may, with the prior written consent of the
             -----------
Agent (and, provided no Event of Default shall exist, with the prior written consent of the Company, which consent shall not be unreasonably delayed or withheld), at any time assign and delegate to one or more commercial banks or other Persons (any Person to whom such an assignment and delegation is to be made being herein called an "Assignee"), all or any fraction of such Bank's Loans and Revolving Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Bank's Revolving Commitment and Loans) in a minimum aggregate amount equal to the lesser of (i) the sum of the assigning Bank's remaining Loans and

(to the extent not used) Revolving Commitment and (ii) $5,000,000; provided,
                                                                   --------
however, that (a) no assignment and delegation may be made to any Person if, at
-------
the time of such assignment and delegation, the Company would be obligated to pay any greater amount under Section 7.6 or 8 to the Assignee than the Company
                             -----------    -
is then obligated to pay to the assigning Bank under such Section and (b) the Company and the Agent shall be entitled to continue to deal solely and directly with such Bank in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:

          (x) five Business Days (or such lesser period of time as the Agent and the assigning Bank shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Company and the Agent by such assigning Bank and the Assignee,

          (y) the assigning Bank and the Assignee shall have executed and delivered to the Company and the Agent an assignment agreement substantially in the form of Exhibit G (an "Assignment Agreement"),
                                  ---------
     together with any documents required to be delivered thereunder, which Assignment Agreement shall have been accepted by the Agent, and

          (z) the assigning Bank or the Assignee shall have paid the Agent a processing fee of $2,500.

From and after the date on which the conditions described above have been met,
(x) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Bank hereunder, and (y) the assigning Bank, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder. Within five Business Days after the effectiveness of any assignment and delegation, the Company shall execute and deliver to the Agent (for delivery to the Assignee and the Assignor, as applicable) a new Note in a principal amount equal to the Assignee's Revolving Commitment (if any) and, if the assigning Bank has retained a Revolving Commitment or Loans hereunder, a replacement Note in the principal amount equal to the Revolving Commitment (if any) retained by the assigning Bank (such Note to be in exchange for, but not in payment of, the predecessor Note held by such assigning Bank). Each such Note shall be dated the effective date of such assignment. The assigning Bank shall mark the predecessor Note "exchanged" and deliver it to the Company. Accrued interest on that part of the predecessor Note being assigned shall be paid as provided in the Assignment Agreement. Accrued interest and fees on that part of the predecessor Note not being assigned shall be paid to the assigning Bank. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Any attempted assignment and delegation not made in accordance with this Section 14.9.1 shall
                                                           --------------
be null and void.

     Notwithstanding the foregoing provisions of this Section 14.9.1 or any
                                                      --------------
other provision of this Agreement, any Bank may at any time assign all or any portion of its Loans and its Note to a Federal Reserve Bank (but no such assignment shall release any Bank from any of its obligations hereunder).

     14.9.2  Participations.  Any Bank may at any time sell to one or more
             --------------
commercial banks or other Persons participating interests in any Loan owing to such Bank, the Note held by such Bank, the Revolving Commitment of such Bank, the direct or participation interest of such Bank in any Letter of Credit or any other interest of such Bank hereunder (any Person purchasing any such participating interest being herein called a "Participant"). In the event of a sale by a Bank of a participating interest to a Participant, (x) such Bank shall remain the holder of its Note for all purposes of this Agreement, (y) the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations hereunder and (z) all amounts payable by the Company shall be determined as if such Bank had not sold such participation and shall be paid directly to such Bank. No Participant shall have any direct or indirect voting rights hereunder except with respect to any of the events described in the penultimate sentence of Section 14.1. Each
                                                           ------------
Bank agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Bank enters into with any Participant. The Company agrees that if amounts outstanding under this Agreement and the Notes are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement; provided that
                                                                   --------
such right of setoff shall be subject to the obligation of each Participant to share with the Banks, and the Banks agree to share with each Participant, as provided in Section 7.5. The Company also agrees that each Participant shall be
            -----------
entitled to the benefits of Section 8 as if it were a Bank (provided that no
                            ---------
Participant shall receive any greater compensation pursuant to

Section 8 than would have been paid to the participating Bank if no
---------
participation had been sold).

     14.10  Governing Law.  This Agreement and each Note shall be a contract
            -------------
made under and governed by the internal laws of the State of Illinois. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Company and rights of the Agent and the Banks expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

     14.11  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. When counterparts executed by all of the parties hereto shall have been lodged with the Agent (or, in the case of any Bank as to which an executed counterpart shall not have been so lodged, the Agent shall have received confirmation from such Bank of execution of a counterpart hereof by such Bank), this Agreement shall become effective as of the date hereof, and at such time the Agent shall notify the Company and each Bank.

     14.12  Successors and Assigns.  This Agreement shall be binding upon the
            ----------------------
Company, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Banks and the Agent and the permitted successors and assigns of the Banks and the Agent.

     14.13  Indemnification by the Company.
            ------------------------------

     (a) In consideration of the execution and delivery of this Agreement by the Agent and the Banks and the agreement to extend the Commitments provided hereunder, the Company hereby agrees to indemnify, exonerate and hold the Agent, each Bank and each of the officers, directors, employees and agents of the Agent and each Bank (collectively the "Bank Parties" and individually each a "Bank Party") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees and charges (collectively therein called the "Indemnified Liabilities"), incurred by the Bank Parties or any of them as a result of, or arising out of, or relating to (i) any tender offer, merger, purchase of stock, purchase of assets or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any of the Loans or (ii) the execution, delivery, performance or enforcement of this Agreement or any other Loan Document by any of the Bank Parties, except for any such Indemnified Liabilities arising on account of such Bank Party's bad faith, gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Nothing set forth above shall be construed to relieve any Bank Party from any obligation it may have under this Agreement.

     (b)  Without limiting the provisions of clause (a) above, the Company
                                             ----------
agrees to reimburse each Bank Party for, and indemnify each Bank Party against, any and all losses, claims, damages, penalties, judgments, liabilities and expenses (including reasonable attorneys' and consultant's fees) which any Bank Party may pay, incur or become subject to arising out of or relating to the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any Hazardous Material at any real property owned or leased by the Company or any Subsidiary or used by the Company or any Subsidiary in its business or operations, except to the extent caused by the acts or omissions of such Bank Party.

     (c)  All obligations provided for in this Section 14.13 shall survive
                                               -------------
repayment of the Loans, cancellation of the Notes and any termination of this Agreement.

     14.14  Confidentiality.  The Agent and the Banks shall hold all non-public
            ---------------
information obtained pursuant to the requirements of this Agreement which has been identified as such by the Company in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and, in any event, may make disclosure on the same confidential basis as provided for herein that is reasonably required by any actual or bona fide potential transferee or participant in connection with the contemplated transfer of any Note or participation therein or in any Letter of Credit or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless prohibited by applicable law or court order, each of the
--------
Agent and each Bank shall promptly notify the Company of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of the Agent or such Bank by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information.

     14.15  FORUM SELECTION AND CONSENT TO JURISDICTION.  ANY LITIGATION BASED
            -------------------------------------------
HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT
                      --------  -------
AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE COMPANY, THE AGENT AND EACH BANK HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF THE COMPANY, THE AGENT AND EACH BANK FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     14.16  WAIVER OF JURY TRIAL.  EACH OF THE COMPANY, THE AGENT AND EACH BANK
            --------------------
HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     14.17  Reaffirmation, Restatement and Waivers.  This Agreement constitutes
            --------------------------------------
an amendment and restatement of the Existing Credit Agreement and the indebtedness evidenced by the Existing Credit Agreement is continuing indebtedness, and nothing herein shall be deemed to constitute a payment, settlement or novation of the indebtedness evidenced by the Existing Credit Agreement except to the extent provided herein, or to release or otherwise adversely affect any lien, mortgage or security interest securing such indebtedness or any rights of BofA or any Bank against any guarantor, surety or other party primarily or secondarily liable for such indebtedness.

     14.18  BofA as Agent.  Notwithstanding any other provision in this
            -------------
Agreement to the contrary, all references to Agent and

Banks shall be deemed to refer to BofA in its individual capacity until such time as BofA executes this Agreement in its capacity as Agent.

CREDIT AGREEMENT

Delivered at Chicago, Illinois, as of the day and year first above written.

                        ELGIN NATIONAL INDUSTRIES, INC.


                        By: /s/ Wayne J. Conner
                            -----------------------------------------------
                        Title: Vice President
                               --------------------------------------------

                        Address:  2001 Butterfield Road
                                  Suite 1020
                                  Downers Grove, Illinois 60515
                        Attention:  Wayne J. Conner
                        Facsimile:  630-434-7272



                        BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, individually


                        By: /s/ Tracy Alfery
                            -----------------------------------------------
                                 Vice President

                        Address:  231 South LaSalle Street
                                  Chicago, Illinois  60697
                        Attention:  Tracy Alfery
                        Facsimile:  312-828-1974



                        BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent


                        By: /s/ Jay McKewon
                            -----------------------------------------------
                        Title: Assistant Vice President
                               --------------------------------------------

                        Address:  231 South LaSalle Street
                                  Chicago, Illinois  60697
                        Attention:  Agency Group
                        Facsimile:  312-828-3555

                                 SCHEDULE 1(a)
                          COMMITMENTS AND PERCENTAGES

                                 Amount of              Revolving
          Name of Bank           Revolving              Percentage
          ------------           Commitment             ----------
                                 ----------
Bank of America National
Trust and Savings Association    $20,000,000.00         100.0000000%
-----------------------------    --------------         ------------
TOTALS                           $20,000,000.00         100%

                                      -1-